Exhibit 2.01

                               PURCHASE AGREEMENT

                                 by and between

                                 TEJAS GAS, LLC

                                       and

                                   ENOGEX INC.

                            Dated as of May 14, 1999

                                TABLE OF CONTENTS





ARTICLE I         DEFINITIONS AND TERMS
     1.01         Specific Definitions
     1.02         Construction and Interpretation

ARTICLE II        PURCHASE AND SALE
     2.01         Purchase and Sale of Membership Interests
     2.02         Purchase Price
     2.03         The Closing
     2.04         Deliveries
     2.05         Allocation of Purchase Price
     2.06         Sale of Greasy Creek Gas Inventory
     2.07         Post-Closing Adjustments

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLERAS TO THE SELLER
     3.01         Organization
     3.02         Ownership of Membership Interests
     3.03         Validity and Enforceability
     3.04         Approvals
     3.05         No Violation
     3.06         Litigation
     3.07         Brokerage Agreements

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE SELLERAS TO THE COMPANY
     4.01         Organization
     4.02         Capitalization
     4.03         No Violation
     4.04         Litigation
     4.05         Compliance With Applicable Law
     4.06         Permits
     4.07         Taxes
     4.08         Environmental Compliance
     4.09         Disclaimer of other Representations and Warranties
     4.10         Major Acquired Assets
     4.11         Subsidiaries
     4.12         Major Contracts
     4.13         Financial Statements

     4.14         Absence of Certain Changes
     4.15         Employee Agreements and Plans
     4.16         Employee Relations
     4.17         CSW Claims
     4.18         FERC Reports

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PURCHASER
     5.01         Organization and Good Standing
     5.02         Authorization of Agreement
     5.03         No Violations
     5.04         Consents and Approvals
     5.05         Litigation; Impairment
     5.06         No Brokers
     5.07         Purchaser=s Knowledge and Expertise
     5.08         Financing
     5.09         No Reliance
     5.10         Knowledge
     5.11         Investment Intent

ARTICLE VI        COVENANTS
     6.01         Conduct of the Business Pending the Closing
     6.02         Access to Information
     6.03         Consents
     6.04         Public Announcements
     6.05         Environmental Matters
     6.06         Employee Related Matters
     6.07         Supplemental Disclosures
     6.08         Options Concerning El Paso Agreements
     6.09         Casualty Loss
     6.10         Customer Relations
     6.11         Dormant Subsidiaries
     6.12         Corporate Books
     6.13         Rate Proceedings
     6.14         Change of Name
     6.15         Termination of Transok Properties Indemnities
     6.16         Intercompany Disputes

ARTICLE VII       CONDITIONS TO CLOSING
     7.01         General Conditions
     7.02         Conditions to Obligations of the Seller
     7.03         Conditions to Obligations of Purchaser

ARTICLE VIII      TERMINATION
     8.01         Termination

     8.02         Effect of Termination

ARTICLE IX        INDEMNIFICATION; SURVIVAL
     9.01         Indemnification by Purchaser
     9.02         Indemnification by Seller
     9.03         Indemnification Procedure
     9.04         Survival
     9.05         Indemnification Limitation
     9.06         Excluded Proceeding

ARTICLE X         GENERAL PROVISIONS
    10.01         Expenses and Taxes
    10.02         Amendment
    10.03         Waiver
    10.04         Notices
    10.05         Headings and Schedules
    10.06         Applicable Law
    10.07         No Third Party Rights
    10.08         Counterparts
    10.09         Severability
    10.10         Entire Agreement
    10.11         Arbitration; Waiver
    10.12         Fair Construction
    10.13         Forwarding Notices

                           LIST OF SCHEDULES
                           -----------------

Schedule 3.01              List of Subsidiaries
-------------
Schedule 3.04              Required Consents
-------------
Schedule 4.02(a)           Outstanding Stock Appreciation, Phantom Stock, Profit
----------------           Participation, or Similar Rights

Schedule 4.02(b)           List of Subsidiaries, Jurisdiction of  Incorporation,
----------------           Number of Issued and Outstanding  Capital Stock,  and
                           Membership Interests of each

Schedule 4.04              Litigation
-------------
Schedule 4.05              Compliance with Laws
-------------
Schedule 4.06              Permits
-------------
Schedule 4.07              Taxes
-------------
Schedule 4.08              Environmental Matters
-------------
Schedule 4.10              Major Acquired Assets and Spatial Gaps
-------------
Schedule 4.11              Ownership Interests in Companies other the
-------------              Subsidiaries

Schedule 4.12              Major Contracts
-------------
Schedule 4.15(a)           Liability under Benefit Plans, Severance,  Employment
----------------           or Compensation Related Contracts

Schedule 4.15(b)           Benefit Plans
----------------
Schedule 4.15(e)           Post-Retirement Welfare Benefits and Medical Benefits
----------------
Schedule 4.16(a)           Compliance with Employment Laws
----------------
Schedule 4.16(b)           Unfair Labor Practices
----------------
Schedule 4.17              CSW Claims
-------------
Schedule 6.01(a)           Capital Expenditures
----------------
Schedule 6.06              Employees
-------------

                           LIST OF EXHIBITS
                           ----------------


Exhibit A                  Knowledge of Seller
---------
Exhibit B                  Knowledge of Purchaser
---------
Exhibit C                  Assignment of Membership Interests
---------
Exhibit D                  Allocation of Purchase Price
---------
Exhibit E                  Guaranty
---------
Exhibit F                  Waiver of Required Consents
---------

                               PURCHASE AGREEMENT
                               ------------------


     This PURCHASE AGREEMENT, dated as of May 14, 1999, is by and between TEJAS GAS, LLC, a Delaware limited liability company ("Seller"), and ENOGEX INC., an
                                                  ------
Oklahoma corporation ("Purchaser").
                       ---------
     The Seller is the owner of all of the issued and outstanding equity interests (the "Membership Interests") of Tejas Transok Holding, LLC, a Delaware
                --------------------
limited liability company (the "Company");
                                -------
     On the terms and subject to the conditions contained in this Agreement, the Seller desires to sell and Purchaser desires to purchase all of the Seller=s right, title and interest in and to the Membership Interests;

     NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I
                              DEFINITIONS AND TERMS
                              ---------------------

     I.1 Specific  Definitions.  As used in this Agreement,  the following terms
         ---------------------
have the following meanings:

     "Affiliate"  means,  with  respect to any  Person,  any Person  directly or
      ---------
indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative
                                        -------
meaning,  the terms  "controlling,"  "controlled  by" and "under common  control
                      -----------     --------------       ---------------------
with") means the possession,  directly or indirectly,  of the power to direct or
----
cause the direction of management and policies of such Person through the ownership of more than 10% of the voting securities, by contract or otherwise.

     "Agreement"  means this Purchase  Agreement,  as the same may be amended or
      ---------
supplemented from time to time.

     "Benefit  Plans" means any employee  pension  benefit plan  (whether or not
      --------------
insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive or deferred compensation plan or fringe benefit arrangement in which any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the Company or any of its Subsidiaries participate in connection with such services, but only to the extent the Company or any of its Subsidiaries are liable for or bear the burden of such compensation or benefit.

     "Business  Day"  means any day other than a  Saturday,  a Sunday or a legal
      -------------
holiday on which banks in Houston, Texas and New York, New York are authorized or obligated by Law to close.

     "Claim Notice" has the meaning specified in Section 9.03(a).
      ------------

     "Closing"  means  the  closing  of the  transactions  provided  for in this
      -------
Agreement.

     "Closing Balance Sheet" means the unaudited,  consolidated balance sheet of
      ---------------------
the Company and its Subsidiaries as of the last day of the month preceding the day of the Closing unless the Closing occurs on the last day of a calendar month in which case the Closing Balance Sheet will be as of the day of the Closing.

     "Closing  Date" means the date on which the  Closing  occurs as provided in
      -------------
Section 2.03.

     "Closing Date Working Capital" has the meaning specified in Section 2.07.
      ----------------------------
     "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----
     "Company" has the meaning specified in the recitals.
      -------
     "Company Balance Sheets" has the meaning specified in Section 4.13.
      ----------------------
     "Company Group" has the meaning specified in Section 4.15.
      -------------
     "Company Financial Statements" has the meaning specified in Section 4.13.
      ----------------------------
     "Confidentiality  Agreement"  means the  Confidentiality  Agreement,  dated
      --------------------------
March 16, 1999 between Seller and Purchaser.

     "Consent" means any consent,  waiver, approval,  authorization,  exemption,
      -------
registration or declaration.

     "Continued Employees" has the meaning specified in Section 6.06.
      -------------------
     "Contracts"  means all  agreements,  contracts,  leases,  purchase and sale
      ---------
orders, arrangements, commitments and licenses to which the Company or any of its Subsidiaries is a party.

     "Coral  Agreements"  means (i)the Master Agreement in the form published by
      -----------------
the International Swaps and Derivatives Association, Inc. ("ISDA Agreement"), including the schedules thereto, dated April 1, 1999, between Tejas Energy, LLC and Transok, LLC, under which Transok, LLC will enter into the Transok Swap Transaction in order to hedge the natural gas stored at the Greasy Creek Storage Facility, which ISDA Agreement and Transok Swap Transaction will be guaranteed by the Purchaser Guarantor concurrently with Purchaser=s purchase of such natural gas pursuant to the Storage Gas Purchase Agreement; (ii) the Assignment pursuant to which the Company and its Affiliates will assign to Seller and its Affiliates all claims against third parties relating to migrated gas at the Greasy Creek storage facility; (iii) the Gas Purchase Agreement dated May 14, 1999, under which Transok Gas, LLC will sell to Coral Energy Resources, L.P. up to 50,000 MMBtu of gas per day; (iv) the Non-Dedicated Interruptible Service Agreement dated May 14, 1999, pursuant to which Transok, LLC will transport for Coral Energy Resources, L.P. up to 50,000 MMBtu of gas per day (limited to any volumes sold and purchased under the Gas Purchase Agreement referred to under clause (iii));
(v) the Bill of Sale of Natural Gas dated April 1, 1999, pursuant to which Transok Gas, LLC has sold 14,127,802 MMBtu of natural gas located in the Greasy Creek Storage Facility to Tejas Gas Marketing, LLC; (vi) the Firm Storage Service Agreement dated April 1, 1999, pursuant to which Transok, LLC will provide storage services for up to 18,000,000 MMBtu of natural gas for Tejas Gas Marketing, LLC until Closing, (vii) the El Paso Sale Agreement dated May 14, 1999; (viii) the Assignment Agreement dated as of May 14, 1999 wherein Coral Energy Resources, L.P. will assign certain gas sales agreements to Transok Gas, LLC effective as of the Closing Date; (ix) the Assignment Agreement (NGPL) dated May 3, 1999 wherein Transok Gas, LLC will assign to Tejas Gas Marketing, LLC a storage agreement dated April 1, 1997, between Transok Gas Company, predecessor to the assignor, and Natural Gas Pipeline Company of America; and (x) the Bill of Sale of Natural Gas dated May 1, 1999, pursuant to which Transok Gas, LLC has sold 2,488,678 MMBtu's of natural gas located in the NGPL storage facility to Tejas Gas Marketing, LLC.

     "Coral Services" has the meaning specified in Section 4.15.
      --------------
     "Coral Thrift Plan" has the meaning specified in Section 6.06.
      -----------------
     "Court"  means  any  federal,   state,   or  local  court,  or
      -----
arbitration tribunal.

     "CSW Indemnity" means the Agreement of Merger,  dated May 9, 1996,  between
      -------------
Central and South West Corporation and Tejas Gas Corporation relating to Transok, Inc., and assigned to the Company on June 6, 1996.

     "Current  Assets" means those assets  classified  as current  assets of the
      ---------------
Company and its Subsidiaries in accordance with generally accepted accounting principles.

     "Current  Liabilities"  means  those  liabilities   classified  as  current
      --------------------
liabilities of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     "Damages" has the meaning specified in Section 9.01.
      -------

     "Deloitte Report" has the meaning specified in Section 2.07.
      ---------------
     "Deposit" has the meaning specified in Section 2.02.
      -------
     "Direct Claim" has the meaning specified in Section 9.03(a).
      ------------
     "Disagreement"  and  "Disagreements"  have the meaning specified in Section
      ------------         -------------
2.07.

     "Disclosure Memorandum" has the meaning specified in Article III.
      ---------------------
     "El Paso Sale Agreement" means the Gas Sale Agreement (El Paso) dated as of
      ----------------------
April 6, 1999, between Coral Energy Resources, L.P., as seller, and Transok, LLC, as buyer.

     "El  Paso   Transportation   Agreements"  means,   collectively,   (i)  the
      --------------------------------------
Transportation Service Agreement (9K3X) dated as of November 23, 1998, between El Paso Natural Gas Company and Coral Energy Resources, L.P.; (ii) the Transportation Service Agreement (9K3Y) dated as of November 23, 1998, between El Paso Natural Gas Company and Coral Energy Resources, L.P.; (iii) Transportation Service Agreement (9K3Z) dated as of November 23, 1998, between El Paso Natural Gas Company and Coral Energy Resources, L.P.; and the (iv) Transportation Service Agreement (9K42) dated as of November 23, 1998, between El Paso Natural Gas Company and Coral Energy Resources, L.P.

     "Environmental Laws" means any and all laws, statutes,  regulations, rules,
      ------------------
orders, ordinances, and any judicial or administrative orders, judgments or interpretations of any Governmental Authority pertaining to the environment in effect or applicable on, or prior to, the Closing Date in any jurisdictions in which the assets on the property of the Company or any of the Company's Subsidiaries is located, or the business of the Company or any of the Company's Subsidiaries is at any time conducted, or where any off-site location (as set forth in Section 4.08) is located, including, without limitation, the Clean Air Act, as amended (including the Clean Air Act Amendments of 1990), the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Superfund Amendments and the Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), the Hazardous and Solid Waste Amendments Act of 1984, as amended, and any state laws implementing any of the foregoing laws, any state laws pertaining to the handling of oil and gas wastes or the use, maintenance, and closure of pits and impoundments.

     "Environmental Permits" shall have the meaning set forth in Section 4.08(b)
      ---------------------
hereof.

     "ERISA" means the United States Employee  Retirement Income Security Act of
      -----
1974, as amended, and the rules and regulations promulgated thereunder.

     "Estimated  Working Capital" means the consolidated  Working Capital of the
      --------------------------
Company and its Subsidiaries determined on the basis of the best estimates available to Seller one Business Day prior to the Closing.

     "Excluded  Proceeding"  shall mean the  litigation  styled  Midgard  Energy
      --------------------                                       ---------------
Company f/k/a Maxus Exploration  Company v. Natural Gas Clearinghouse,  Transok,
--------------------------------------------------------------------------------
Inc., and Transok Gas Gathering  Company,  filed in the 181st Judicial  District
----------------------------------------
Court of Potter County, Texas.

     "Forward  Price" has the meaning set forth in clause (c) of the  definition
      --------------
for "Forward Price" in the Storage Gas Purchase Agreement.

     "Governmental  Authority"  means any federal,  state or local  governmental
      -----------------------
agency or authority (other than a Court).

     "Greasy Creek Gas Inventory" shall mean the AWorking Gas@ as defined in the
      --------------------------
Storage Gas Purchase Agreement.

     "HSR Act" means the United States Hart-Scott-Rodino  Antitrust Improvements
      -------
Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" has the meaning specified in Section 9.03.
      -----------------
     "Indemnifying Party" has the meaning specified in Section 9.03.
      ------------------
     "Interest  Rate" means,  for any day, the sum of the Commercial  Paper Rate
      --------------
Margin and the Commercial Paper Rate for such day; provided that if such day is not a Business Day, the "Interest Rate" for such day shall be the rate determined as set forth above for the next preceding Business Day. As used herein, "Commercial Paper Rate" means, for any day, the rate for such day as reported for one-month nonfinancial commercial paper in the daily Federal Reserve H.15 report or any successor Federal Reserve Report (as such rate is made available on the Telerate, Page 133), provided that if such rate shall cease to be published, the Commercial Paper Rate shall be the rate of interest then reported on any generally recognized replacement page or service agreed to by Purchaser and Seller. As used herein, "Commercial Paper Rate Margin" means 0.03%.

     "IRS" means the United States Internal Revenue Service.
      ---
     "ISDA  Agreement"  has the meaning  specified in the  definition  of "Coral
      ---------------
Agreements" in this Section 1.01.

     "Judgments"  means any  judgments,  injunctions,  orders,  decrees,  writs,
      ---------
rulings or awards of any court or other judicial authority or any governmental, administrative or regulatory authority of competent jurisdiction.

     "Knowledge"  or  "knowledge"  means,  with  respect to Seller,  the Company
      ---------        ---------
Group, the Company and its Subsidiaries, actual knowledge of the persons listed on Exhibit A , and with respect to the Purchaser, actual knowledge of the
    ---------
persons listed on Exhibit B; provided that none of the persons named in Exhibits
                  ---------                                             --------
A and B shall be deemed to have  performed,  or be  obligated  to  perform,  any
-------
independent investigation or inquiry with respect to the matter to which such Knowledge relates.

     "Laws" means any federal, state, local or foreign law, statute,  ordinance,
      ----
rule, regulation, order or decree.

     "Liens" means all liens, mortgages, easements, charges, security interests,
      -----
options or other encumbrances.

     "Major Acquired Assets" has the meaning specified in Section 4.10.
      ---------------------
     "Major Contracts" has the meaning specified in Section 4.12.
      ---------------
     "Material  Adverse Effect" means a material adverse effect on the financial
      ------------------------
condition or business of the Company and its Subsidiaries, taken as a whole (other than any event that is of general application to all or a substantial portion of the Company=s industry).

     "Material  Breach" means any facts or matters which constitute  breaches of
      ----------------
Seller's covenants, representations, or warranties herein and for which the aggregate amount of the Damages resulting from such breaches can be reasonably expected to exceed $10,000,000.

     "Materials of Environmental  Concern" means any material  quantity of solid
      -----------------------------------
or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, natural gas or natural gas liquid, commercial product or other substance which is listed, regulated or designated as a toxic or hazardous waste, substance, or material (or words of similar meaning and regulatory effect), or with respect to which remedial obligations may be imposed, under any Environmental Law.

     "Membership Interests" has the meaning specified in the recitals.
      --------------------
     "Necessary Contracts" has the meaning specified in Section 4.10.
      -------------------
     "Negative Balance" has the meaning specified in Section 2.07.
      ----------------

     "Order"  means any judgment,  order or decree of any Court or  Governmental
      -----
Authority.

     "Permits"  means all  permits,  authorizations,  approvals,  registrations,
      -------
licenses, certificates or variances granted by or obtained from any federal, state, local or foreign governmental, administrative or regulatory authority.

     "Permitted  Liens"  means (i) Liens  created  by  Purchaser,  (ii) liens of
      ----------------
Governmental Authorities for or in respect of Taxes, impositions, assessments, fees, water and sewer rents and other governmental charges levied or assessed or imposed which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) the rights of lessors and lessees under leases executed in the ordinary course of business, (iv) the rights of licensors and licensees under licenses executed in the ordinary course of business, (v) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent or being contested in good faith by appropriate proceedings, (vi) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of the Company or any of its subsidiaries; PROVIDED that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and (vii) Liens set forth on any schedule of the Disclosure Memorandum.

     "Person" means an individual, a corporation, a limited liability company, a
      ------
partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Positive Balance" has the meaning specified in Section 2.07.
      ----------------
     "Proceeding"   means   any   action,   suit,   demand,   claim  or   legal,
      ----------
administrative, arbitration or other alternative dispute resolution proceeding, hearing or investigation.

     "Purchase Price" has the meaning specified in Section 2.02.
      --------------
     "Purchase Price  Adjustment  Payment" has the meaning  specified in Section
      -----------------------------------
2.07.

     "Purchaser" has the meaning specified in the recitals.
      ---------
     "Purchaser Guarantor" means OGE Energy Corp.
      -------------------
     "Purchaser's Pension Plan" has the meaning specified in Section 6.06.
      ------------------------
     "Purchaser's Savings Plan" has the meaning specified in Section 6.06.
      ------------------------
     "Purchaser's Severance Plan" has the meaning specified in Section 6.06.
      --------------------------

     "Purchaser's Welfare Plans" has the meaning specified in Section 6.06.
      -------------------------
     "Required Consents" has the meaning specified in Section 3.04.
      -----------------
     "Securities Act" means the Securities Act of 1933, as amended.
      --------------
     "Seller" has the meaning specified in the recitals.
      ------
     "Seller Group" has the meaning specified in Section 4.15.
      ------------
     "Seller's Pension Plan" has the meaning specified in Section 6.06.
      ---------------------
     "Seller's Severance Plan" has the meaning specified in Section 6.06.
      -----------------------
     "Storage Gas Purchase  Agreement" means the Storage Gas Purchase  Agreement
      -------------------------------
dated May 14, 1999 between Tejas Gas Marketing and Purchaser pursuant to which Purchaser will acquire the Greasy Creek Gas Inventory.

     "Storage  Gas  Purchase  Consideration"  has the meaning  specified  in the
      -------------------------------------
Storage Gas Purchase Agreement.

     "Subsidiary"  or  "Subsidiaries"  of  any  Person  means  any  corporation,
      ----------        ------------
partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

     "Taxes"  means all taxes,  however  denominated,  including any interest or
      -----
penalties that may become payable in respect thereof, imposed by any Federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include all net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, goods and services, ad
                                                                              --
valorem,  earnings,  franchise,  profits,  license,  withholding  (including all
-------
obligations to withhold or collect for Taxes imposed on others), payroll, employment, excise, severance, stamp, occupation, premium, property, excess profit or windfall profit tax, custom duty, value added or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount (whether payable directly, by withholding or otherwise).

     "Tax  Returns"  means  any  report,  return,  declaration  or other  filing
      ------------
required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any amendments thereto.

     "Tax Statute of  Limitations  Date" means the close of business on the 30th
      ---------------------------------
day after the expiration of the applicable statute of limitations with respect to Taxes, including any tollings or extensions thereof.

     "Tejas Gas Marketing"  means Tejas Gas Marketing,  LLC, a Delaware  limited
      -------------------
liability company.

     "Third Party Claim" has the meaning specified in Section 9.03(a).
      -----------------
     "Transok  Swap  Transaction"  means that certain swap  transaction  between
      --------------------------
Tejas Energy, LLC and Transok, LLC under the ISDA Agreement, having the following terms: (i) Tejas Energy, LLC is the fixed price payer, with fixed price for Calculation Period One and Calculation Period Two equal to the Forward Price (as defined in the Storage Gas Purchase Agreement) for each such period;
(ii) Transok, LLC is the floating price payer, with floating price equal to the Panhandle Eastern Pipe Line - Texas, Oklahoma (main line) Index Price for delivery during the applicable Calculation Period in the "Prices of Spot Gas Delivered to Pipelines" Section located in the first issue of Inside FERC's Gas Market Report published during the applicable Calculation Period; (iii) Calculation Period One is the month described in variable "C" of the pricing formula set forth in Section 3 of the Storage Gas Purchase Agreement, and Calculation Period Two is the month described in variable "E" of the pricing formula set forth in Section 3 of the Storage Gas Purchase Agreement; (iv) notional quantity for Calculation Period One is equal to two-thirds of the Working Gas (as defined in the Storage Gas Purchase Agreement), and for Calculation Period Two is equal to one-third of the Working Gas; and (v) payment date shall be on the fifth Business Day after determination of the floating price for each Calculation Period.

     "United  States" means the United States of America,  its  territories  and
      --------------
possessions, any state of the United States, and the District of Columbia.

     "Working  Capital"  means  Current  Assets plus the  Storage  Gas  Purchase
      ----------------
Consideration minus Current Liabilities.

     I.2  Construction and  Interpretation.  The following rules of construction
          --------------------------------
and interpretation shall apply to this Agreement, unless elsewhere specifically indicated to the contrary:

          (1) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa;

          (2) pronouns stated in the neuter gender shall include the masculine, the feminine and the neuter genders;

          (3) the term "including" (or any form thereof) shall not be limiting or exclusive and shall be deemed to mean "including, without limitation";

          (4) all references to this Agreement shall include any modifications, amendments or supplements hereto;

          (5) unless otherwise indicated, any reference made in this Agreement to a section is a reference to a section of this Agreement, any reference to an exhibit is a reference to an exhibit to this Agreement, and any reference to a schedule is a reference to a schedule of the Disclosure Memorandum; and

          (6) the phrase the "Company and its Subsidiaries" or the "Company and the Company's Subsidiaries" means the Company and its Subsidiaries listed in in Schedule 4.02(b).
   ----------------


                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

          II.1  Purchase and Sale of  Membership  Interests.  Upon the terms and
                -------------------------------------------
subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the Membership Interests of the Company.

          II.2  Purchase Price.  Upon the  terms and  subject  to the conditions
                --------------
of this Agreement, Purchaser will deliver or cause to be delivered to Seller at the Closing, as payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Membership Interests, same-day funds by wire transfer in the total amount of (a) $______________, minus the amount of the Storage Gas Purchase Consideration and (b) plus the amount by which the Estimated Working Capital exceeds zero dollars or minus the amount by which the Estimated Working Capital is less than zero dollars (such price as adjusted pursuant to Section 2.07 the "Purchase Price"). Contemporaneously with the execution and delivery hereof, Purchaser has deposited the sum of $25,000,000 with Seller as a deposit hereunder (the "Deposit"), to be held by Seller and, upon the Closing, the amount of the Deposit together with interest at the Interest Rate shall be credited toward the Purchase Price. Purchaser acknowledges and agrees that the Deposit will not be held in a segregated deposit account or in an escrow account, but rather will be held by Seller in one or more of its general operating accounts.

          II.3   The  Closing.    Unless   otherwise   mutually    agreed,   the
                 ------------
Closing, which shall be effective as of 9:00 a.m. of the day of the Closing, will take place at 9:00 a.m., Houston time, at the offices of Mayer, Brown & Platt, 700 Louisiana St., Houston, Texas 77002. The "Closing Date" shall be such Business Day (within 15 Business Days after satisfaction of the condition precedent set forth in Section 7.01) as may be selected by Seller upon at least five Business Days' notice to Purchaser.

          II.4   Deliveries.   At the  Closing (a)  the Seller  will  deliver or
                 ----------
cause to be  delivered to  Purchaser  an  assignment,  in the form of Exhibit C,
                                                                      ---------
representing the sale, conveyance, assignment and transfer of all the Membership Interests of the Company and (b) the Purchaser shall pay to Seller the Purchase Price for the Membership Interests sold by Seller in same day funds by wire transfer to an account specified by Seller in writing to Purchaser at least two Business Days prior to the Closing.

          II.5    Allocation    of   Purchase    Price.      The    transactions
                  ------------------------------------
contemplated by this Agreement shall be treated as a purchase and sale of all of the assets of the Company and its Subsidiaries for federal income tax purposes, and the Purchase Price (including for this purpose any debt assumed in connection with the purchase) shall be allocated among such assets of the Company and its Subsidiaries as set forth on Exhibit D subject to the following:
                                             ---------

               (1) such allocation of the Purchase Price shall be in accordance with Section 1060 of the Code; and

               (2) Purchaser and Seller shall treat and report in filings under the Code the transactions contemplated by this Agreement in a manner consistent with one another.

          II.6  Sale  of  Greasy  Creek Gas  Inventory.    Purchaser  and  Tejas
                --------------------------------------
Gas Marketing have executed the Storage Gas Purchase Agreement pursuant to which Purchaser separately will acquire the Greasy Creek Gas Inventory, and Purchaser will deliver, or cause to be delivered, to Tejas Gas Marketing the Storage Gas Purchase Consideration in same day funds by wire transfer.

          II.7   Post-Closing  Adjustments.    As  promptly as  practical  after
                 -------------------------
the Closing, the Seller shall deliver to the Purchaser the Closing Balance Sheet prepared in accordance with generally accepted accounting principles and in a manner consistent with Seller's past practices. The Closing Balance Sheet shall set forth in reasonable detail all items necessary to determine the Working Capital of the Company and its Subsidiaries as of the Closing Date (the "Closing Date Working Capital"). The Closing Date Working Capital will include the receivables and payables relating to any gas imbalances as of the Closing Date. The Purchase Price defined in Section 2.02 shall be adjusted dollar-for-dollar based on the Closing Date Working Capital set forth on the Closing Balance Sheet, if such Closing Date Working Capital shall not equal the Estimated Working Capital, as follows: (i) to the extent such Closing Date Working Capital exceeds the Estimated Working Capital (a "Positive Balance"), Purchaser shall make a payment in immediately available funds by wire transfer to an account designated by Seller in an amount equal to such Positive Balance, or (ii) to the extent such Closing Date Working Capital is less than the Estimated Working Capital (a "Negative Balance"), Seller shall make a payment in immediately available funds by wire transfer to an account designated by Purchaser in an amount equal to such Negative Balance (the payment of either a Positive Balance or a Negative Balance each being called a "Purchase Price Adjustment Payment").

          Not later than ten (10) Business Days after receiving the Closing Balance Sheet, Purchaser shall notify Seller in writing in reasonable detail as to all exceptions or disagreements, if any, regarding the Closing Date Working Capital (any such exception or disagreement individually a "Disagreement" and collectively "Disagreements"). In the event that the Purchaser shall so notify the Seller of one or more Disagreements, the Purchaser and Seller shall endeavor in good faith to resolve such Disagreements; provided,
                                                                       --------
that if Purchaser and Seller are unable to resolve all Disagreements within twenty (20) Business Days after receipt by Purchaser of the Closing Balance Sheet, either Purchaser or Seller may, without the consent of the other party, refer all remaining Disagreements to the managing partner of the Dallas branch of Deloitte & Touche, L.L.P., for resolution of all such remaining Disagreements in accordance with generally accepted accounting principles, which resolution shall be delivered in writing to Purchaser and Seller within fifteen (15) days of submission of any such Disagreements and shall set forth his decision regarding each point of Disagreement (the "Deloitte Report"). The Deloitte Report, if any, shall be binding on both Purchaser and Seller.

          Purchaser and Seller agree to make any Purchase Price Adjustment Payment as set forth above as follows: (i) in the event that the Purchaser shall not have notified the Seller of a Disagreement, within fifteen
(15) Business Days of the date on which the Purchaser received the Closing Balance Sheet, or (ii) in the event that the Purchaser shall have notified the Seller of one or more Disagreements, (A) within five (5) Business Days of the date on which the Purchaser and Seller shall resolve each Disagreement, and/or
(B) within five (5) Business Days of receipt of the Deloitte Report, if any.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------
                                AS TO THE SELLER
                                ----------------

          Except as disclosed in the disclosure memorandum (the "Disclosure Memorandum") delivered at or prior to the date of this Agreement, Seller represents and warrants to Purchaser that the following statements are true and correct in all respects as of the date of this Agreement:

          III.1   Organization.    The Seller  is  a  limited  liability company
                  ------------
duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own the Company and its Subsidiaries (each of which is listed in

Schedule 3.01 of the Disclosure  Memorandum)  and to carry on its business as it
-------------
is now conducted.

          III.2   Ownership  of  Membership  Interests.    Seller  is the owner,
                  ------------------------------------
beneficially and of record, of all the Membership Interests in the Company free and clear of any Lien. At the Closing, Seller will transfer title to all Membership Interests to Purchaser free and clear of any Lien.

          III.3    Validity  and  Enforceability.    Seller  has  the  requisite
                   -----------------------------
power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Seller, and no additional authorization on the part of Seller is necessary in order to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming due authorization and execution by Purchaser, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.

          III.4    Approvals.    Except  for  the  requirements  (a)  listed  in
                   ---------
Schedule 3.04 of the Disclosure Memorandum (the "Required Consents"), (b) of the
-------------
HSR Act and (c) of those Laws, noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law applicable to the Seller or the Company or any of its Subsidiaries to permit the Seller to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

          III.5    No  Violation.    Assuming   the  receipt  of  all   Required
                   -------------
Consents,   and  the  effectuation  of  all  filings  and  registrations   with,
termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 3.04, neither the execution and delivery by the Seller of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Seller of its obligations hereunder or thereunder will violate or breach the terms of or cause a default under (i) any Law applicable to the Seller, (ii) the certificate of formation, the limited liability company agreement or other organizational documents of the Seller, or
(iii) any contract or agreement to which the Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) is a party or by which it or any of its properties or assets is bound, except in any such case for any matters described in this Section that would not reasonably be expected to have a Material Adverse Effect upon the ability of the Seller to perform its obligations under this Agreement.

          III.6   Litigation.   There are  no  Proceedings  pending, or, to  the
                  ----------
Knowledge of the Seller, threatened, against the Seller, at law or in equity, in any Court or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or the ability of the Seller to perform its obligations under this Agreement.

          III.7   Brokerage Agreements.   Neither  the  Seller nor  the  Company
                  --------------------
or any of the Company's Subsidiaries has, directly or indirectly, entered into any agreement with any Person that would obligate the Company, any of its Subsidiaries or the Purchaser to pay any commission, brokerage fee or "finder=s fee" in connection with the transactions contemplated herein.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------
                                AS TO THE COMPANY
                                -----------------

          The Purchaser acknowledges that, prior to the execution of this Agreement, it has been afforded the opportunity to inspect the business and properties of the Company and to examine the records of the Company at its offices, and has been afforded access to all information in the Company's possession requested by the Purchaser. THE PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III OR THIS ARTICLE IV, THE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS HAVE MADE NO, AND THE SELLER HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AS TO TITLE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES TO ANY ASSETS, OR AS TO ANY OTHER INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE PURCHASER OR ITS REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF THE SELLER.

          Except  as  disclosed  in  the  Disclosure   Memorandum,  the   Seller
represents and warrants to the Purchaser as to the Company and its Subsidiaries that:

          IV.1   Organization.   Each of the  Company  and its  Subsidiaries  is
                 ------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties where now conducted, owned, leased or operated. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required to carry on its business as now conducted, except where the failure to be so qualified or licensed or in good standing, as the case may be, is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

          IV.2   Capitalization.
                 --------------
               (1) All of the Membership Interests of the Company are held beneficially and of record by the Seller. All of the issued and outstanding Membership Interests have been duly authorized and are validly granted. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments, other than this Agreement, that could require the Company to issue, sell, or otherwise cause to become outstanding any of its Membership Interests. Except as set forth on Schedule 4.02(a) of the Disclosure Memorandum, there are
                       ----------------
          no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

               (2) Schedule  4.02(b) of the Disclosure  Memorandum  sets forth a
                   -----------------
          complete list, as of the date hereof, of all of the Subsidiaries of the Company, the jurisdiction of incorporation or formation of each such Subsidiary and the number of issued and outstanding shares of capital stock or, as the case may be, membership interests of each such Subsidiary and the record holders thereof. Except as set forth on
          Schedule 4.02(b) of the Disclosure Memorandum,  all of the outstanding
          ----------------
          shares of capital stock or membership interests are owned beneficially and of record by the Company or the Company's Subsidiaries, free and clear of all Liens, and no capital stock or membership interests of any of the Company's Subsidiaries is or may become required to be issued by reason of options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or membership interests of its Subsidiaries and, other than as contemplated by this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of capital stock or membership interests or securities convertible into or exchangeable for any such shares or membership interests.

          IV.3   No  Violation.   Except  for the  Required   Consents  and  the
                 -------------
requirements of the HSR Act, neither the execution and delivery by the Seller of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under
(i) any Law applicable to the Company or any of its Subsidiaries, (ii) the certificate of organization, the limited liability company agreement or other organizational documents of the Company or any of its Subsidiaries or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound, (b) result in the creation or imposition of any Lien, other than any Permitted Liens, on any of the properties or assets of the Company or any of its Subsidiaries, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any Permit owned or held by the Company or any of its Subsidiaries, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect.

          IV.4   Litigation.
                 -----------

               (1)  Except  as set  forth  on  Schedule  4.04 of the  Disclosure
                                               --------------
          Memorandum, there are no Proceedings pending or, to the Knowledge of Seller, threatened, involving the Company or any of its Subsidiaries.

               (2) To Seller's Knowledge, neither the Company nor any of its Subsidiaries is the subject of any Judgment other than those which have been settled, discharged or accrued on the financial statements of the Company, those which are covered by insurance, or those which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or materially impair Seller's ability to effect the Closing.

          IV.5    Compliance  With  Applicable Law.    Except  as set  forth  on
                  --------------------------------
Schedule 4.05 of the Disclosure Memorandum,  to the Knowledge of Seller, each of
-------------
the Company and its Subsidiaries is presently complying in all material respects with all applicable Laws and Judgments.

          IV.6   Permits.   To the  Knowledge  of  Seller,  except as set  forth
                 -------
on  Schedule  4.06 of the  Disclosure  Memorandum,  the  Company and each of its
    --------------
Subsidiaries have all material Permits required to conduct their respective business as currently conducted and the Company and each of the Subsidiaries have been operating their respective businesses pursuant to and in material compliance with the terms of all such Permits. Except as set forth on Schedule
                                                                        --------
4.06 of the  Disclosure  Memorandum,  such  Permits  held by the Company and its
----
Subsidiaries are valid and in full force and effect and none of the Permits which are material to business operations will, assuming the related Required Consents have been obtained, be terminated or become terminable as a result of the transactions contemplated by this Agreement.

          IV.7   Taxes.    Except  as  set  forth   on  Schedule  4.07  of   the
                 ------                                 --------------
Disclosure Memorandum, all Tax Returns of the Company and its Subsidiaries that are required to be filed (taking into account any extensions of time within which to file) before the Closing Date, have been or will be filed, the information provided in such Tax Returns is complete and accurate in all material respects, and all Taxes shown to be due and payable by the Company and its Subsidiaries on such Tax Returns have been or will be paid in full. The Company and each of the Company's Subsidiaries (other than Transok Energy Company) are currently disregarded as entities separate from their respective owners for federal income tax purposes under Treasury Regulation 301.7701 3(b)(1). There are no tax sharing agreements in effect applicable to the Company and its Subsidiaries.

          IV.8 Environmental Compliance. Except as disclosed on Schedule 4.08 of
               ------------------------                         -------------
the Disclosure Memorandum and subject to the provisions of Section 6.05, to the Knowledge of the Seller:

               (1) The Company and each of the Company's Subsidiaries is in material compliance with all Environmental Laws (including, without limitation, all monitoring, reporting and record keeping requirements thereunder) in connection with the conduct, ownership, use, maintenance and operation of its business or assets;

               (2) The Company and each of the Company's Subsidiaries has given all material notices and obtained all material permits, licenses, registrations, authorizations, approvals and approved exemptions required by Environmental Laws ("Environmental Permits") for the conduct, ownership, use, maintenance and operation of its business and assets, and the Company and each of the Company's Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits;

               (3) There are no  pending  lawsuits,  administrative  actions  or proceedings, orders, decrees, consent agreements or notices of violation related to Environmental Laws by any governmental agency or any third person against the Company or any of the Company's
          Subsidiaries with respect to its present or former assets or the business or operations of the Company or any of the Company's Subsidiaries, nor to the knowledge of Seller is any such action threatened;

               (4) No material quantity of Materials of Environmental Concern have been used, generated, manufactured, stored, treated, disposed of, land filled, transported or in any other way released (and no release is threatened), on, under, to, or from any of the property where the business or assets of the Company or any of the Company's Subsidiaries have been operated or located, in material violation of Environmental Laws, or in such amounts or quantities that would require notice to applicable governmental authorities or remediation under Environmental Laws;

               (5) Neither the Company nor any of the Company's Subsidiaries has been named as a potentially responsible party ("PRP") under, and none of the property owned or leased by the Company or its Subsidiaries where the assets or business of the Company or any of the Company's Subsidiaries has been located or operated has been nominated, identified, or proposed for listing as a facility which is subject to remedial or enforcement investigation, material remediation, or any material existing or known potential claim under, Environmental Laws (including, without limitation, listing as a PRP or facility on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or remediation), and none of such assets, or property is subject to any lien arising under Environmental Laws;

               (6) None of the off-site locations where any material quantity of Materials of Environmental Concern related to any of the assets or business of the Company or any of the Company's Subsidiaries have been stored, treated, transferred, recycled, disposed of or released is subject to an existing or potential claim or remedial or removal action under Environmental Laws (including, without limitation, listing as a PRP or facility on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or remediation). Neither the Company nor any of the Company's Subsidiaries has been named as a PRP under, and none of the off-site locations has been nominated, identified, or proposed for listing as a facility which is subject to remedial or enforcement investigation, material remediation or any material claim under, Environmental Laws, and none of such off-site locations is subject to any lien arising under Environmental Laws; and

               (7) Without in any manner  limiting the generality of (a) through
          (f) above:

                    (1) to the Knowledge of Seller, the Company and the Company's Subsidiaries, there are no underground or above ground storage tanks, material quantities of asbestos-containing materials, hazardous waste treatment, storage or disposal facilities or solid waste management units (identified under RCRA) present on any property owned or leased by the Company or its Subsidiaries where the business or assets of the Company have been operated or located;

                    (2) there are no material  obligations or  liabilities  with respect to assets or businesses sold by the Company or its Subsidiaries between June 6, 1996, and the Closing arising out of or relating to Environmental Laws which the Company or the Company's Subsidiaries has agreed to, assumed or retained, by contract or otherwise (except by operation of Law); and

                    (3) no material quantity of polychlorinated biphenyls ("PCBs"), substances containing PCBs, or PCB-containing electrical equipment owned or leased by the Company or its Subsidiaries is present on any property owned or leased by the Company or its Subsidiaries where the business or assets of the Company or the Company's Subsidiaries are, or have been, operated or located.

          IV.9   Disclaimer of  other  Representations and  Warranties.   Except
                 -----------------------------------------------------
as  expressly  set  forth in  Article III  and this  Article  IV,  SELLER  MAKES
NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY, ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTIES WITH RESPECT TO THE DESIGN, QUALITY, DURABILITY, VALUE, OR CONDITION OR SUITABILITY OF SUCH ASSETS OR THE PRESENCE, ABSENCE OR CONDITION OF HAZARDOUS SUBSTANCES OR POLLUTANTS IN, ON OR UNDER SUCH ASSETS, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN
ARTICLE III AND THIS ARTICLE IV, THE PURCHASER IS PURCHASING THE COMPANY AND ITS SUBSIDIARIES ON AN "AS-IS, WHERE-IS" BASIS.

          IV.10    Major  Acquired   Assets.    The  Company  and  each  of  the
                   ------------------------
Company's Subsidiaries own, lease, or otherwise hold such title to their respective assets as is necessary to conduct its business in the manner it is currently being conducted. The assets listed on Schedule 4.10 ("Major Acquired
                                                  -------------
Assets") are in good and serviceable condition, normal wear and tear excepted and suitable for their current uses. The Company and the Company's Subsidiaries have, and at the Closing shall have, good and marketable title to the Major Acquired Assets free and clear of any Liens, except for Permitted Liens. Except as set forth in Schedule 4.10 of the Disclosure Memorandum, to Seller's
                   --------------
Knowledge all rights of way, leases or easements of the Company and its Subsidiaries ("Necessary Contracts") are valid and binding upon each party thereto and are in full force and effect according to their terms, and all amendments, modifications or supplements thereto are contained in the files of the Company or the Company's Subsidiaries and neither Seller, the Company nor the Company's Subsidiaries has received any notice of the termination or cancellation of any Necessary Contract. Except as set forth in Schedule 4.10 of
                                                                -------------
the Disclosure Memorandum, there is, to Seller's Knowledge, no default or claim of default under any Necessary Contract, and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a default by Seller, Company or any of the Company's Subsidiaries, under any such document or instrument, or would permit modification, acceleration or termination of any such document or instrument, or result in the creation of any Lien (or accelerate the performance of any obligation of the Company or the Company's Subsidiaries secured by such Lien) on any of the Major Acquired Assets, other than

Permitted Liens. To Seller's Knowledge, the pipeline is on the lands or premises covered by the Necessary Contracts and, except as disclosed on Schedule 4.10,
                                                                  -------------
there are no material spatial gaps in the rights-of-way or easements underlying the Company's and its Subsidiaries' pipelines, except gathering lines on producer leaseholds and connections on customers' facilities.

          IV.11    Subsidiaries.   The Company is  the owner,  beneficially  and
                   ------------
of record,  of all the equity  interest  of those  business  entities  listed on
Schedule  4.02(b)  free and clear of any Lien.  Except as set forth in  Schedule
-----------------                                                       --------
4.11 of the  Disclosure  Memorandum,  the  Company  does  not own,  directly  or
----
indirectly, any capital stock or equity interest in any other Person.

          IV.12    Major  Contracts.   With  respect  to  the  Company  and  the
                   ----------------
Company's Subsidiaries, (a) the 20 largest purchase and/or sale of natural gas contracts by volume, (b) the 20 largest transportation of natural gas contracts by maximum daily quantity obligation, (c) the 20 largest gathering of natural gas contracts by maximum daily quantity obligation (d) the compression of natural gas contracts, if any, for the customers listed in items (b) and (c) above, (e) the 20 largest natural gas processing contracts by maximum quantity obligation, (f) all of the leases of capacity to third parties in the pipeline systems of the Company and its Subsidiaries, (g) all of the leases of capacity to Company or its Subsidiaries in the pipeline systems of third parties, and (h) all of the contracts that require the payment by the Company or its Subsidiaries of an amount of $200,000 or more during a three month period or $500,000 or more during any year, except for any contracts in (a) through (h) above which are terminable by the Company without any payment obligation upon 60 days or less notice, are set forth on Schedule 4.12 ("Major Contracts"). To the Knowledge of
                         -------------
Seller, each of the Major Contracts is in full force and effect in accordance with all amendments, modifications, or supplements thereto as contained in the files of the Company or the Company's Subsidiaries and neither Seller, the Company or the Company's Subsidiaries has received any notice of the termination or cancellation of any of the Major Contracts. Except as disclosed in Schedule
                                                                        --------
4.12 of the  Disclosure  Memorandum,  neither  the  Company,  nor the  Company's
----
Subsidiaries, nor, to the Knowledge of the Seller, any other party is in default under or in breach of, and no event has occurred that with notice or lapse of time or both would constitute a default under or breach of, the terms, conditions or provisions of any Major Contract. Except as set forth on Schedule
                                                                        --------
4.12 of the Disclosure Memorandum,  there is, to Seller's Knowledge,  no default
----
or claim of default under any Major Contract and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a default by Seller, the Company or, any of the Company's Subsidiaries, or which would permit the modification, acceleration or termination of any Major Contract.

          IV.13   Financial  Statements.  Seller  has  delivered  to   Purchaser
                  ---------------------
copies of (i) the unaudited balance sheet of the Company and each Subsidiary as of March 31, 1999 and the unaudited balance sheet of the Company as of December 31, 1998, including a detailed statement of estimated Working Capital and inventory including the method of valuation of such inventory, (the "Company Balance Sheets") and (ii) the unaudited statement of income of the Company for the three months ended March 31, 1999 and for the year ended December 31, 1998. The Seller will deliver, as soon as practicable after the Closing, the Closing Balance Sheet. The financial statements described herein, including the notes thereto delivered therewith, are herein referred to as the "Company Financial Statements." The Company Financial Statements have been prepared, or in the case of the Closing Balance Sheet will be prepared, in accordance with generally accepted accounting principles consistently applied (except for year end audit adjustments and requirements for notes) and fairly present, or with respect to the Closing Balance Sheet will fairly present, the financial position and results of operation of the Company as of the dates indicated and for the periods then ended.

          IV.14    Absence  of   Certain  Changes.    Except  as  disclosed   to
                   ------------------------------
Purchaser in the Disclosure Memorandum or the Company Financial Statements, since the date of the latest balance sheet included in the Company Financial Statements, there has not been:

               (1) any change which would have a Material Adverse Effect on the business, properties, financial condition or results of operations of the Company or any of the Company's Subsidiaries taken as a whole;

               (2) any material change by the Company or any of the Company's Subsidiaries in accounting methods or principles which would be
          required  to  be  disclosed   under  generally   accepted   accounting
          principles;

               (3) any declaration or payment of any dividend on, or any other distribution with respect to, the equity securities of the Company or any of the Company's Subsidiaries; provided, however, that nothing
                                               --------   -------
          herein shall be construed to prohibit the payment of any cash dividends to Seller prior to the date of the Closing Balance Sheet, or the repayment of debt, equal to all the cash or cash equivalents in or generated by the Company and its Subsidiaries;

               (4) any contract or commitment to do any of the foregoing or to take any action that, if taken prior to the date hereof, would have made any representation or warranty in this Article IV materially incorrect.

          IV.15    Employee    Agreements    and    Plans.      The    following
                   --------------------------------------
representations are limited to Benefit Plans, contracts, agreements, and programs that impose any severance, employment or compensation related obligations that pertain to employees listed on Schedule 6.06 (the "Scheduled
Employees") as adopted or maintained by the Company, Tejas Energy, LLC, Coral Energy Services, LLC ("Coral Services"), or their predecessors (hereinafter collectively referred to as the "Company Group") on or after June 6, 1996, and do not cover plans, contracts, agreements and programs adopted or maintained by Central and South West Corporation, the predecessor parent of the Company (or its predecessor).

               (1) Except as described in Schedule  4.15(a),  the Company  Group
                                          -----------------
          has no liability relating to Scheduled Employees under any Benefit Plans or under any severance, employment or compensation related contracts, nor is the Company Group a party to or bound by any collective bargaining agreement, consulting, independent contractor or service agreement, or deferred compensation agreement, relating to the Scheduled Employees which is material to the business of the Company.

               (2) Except as  described  in  Schedule  4.15(a),  (i) the Company
                                             -----------------
          Group does not maintain, nor is it required to contribute to, any Benefit Plan on behalf of the Scheduled Employees; (ii) no Scheduled Employees of the Company Group are covered under any Benefit Plan; and
          (iii) each Benefit Plan described in Schedule 4.15(a) that is intended
                                               ----------------
          to be qualified under Section 401(a) of the Code has received a favorable determination letter of the IRS stating that the plan meets the requirements of the Code and that the trust associated with the plan is tax-exempt under Section 501(a) of the Code, or, where the Benefit Plan has been amended since the latest determination letter, is either within the remedial amendment period for obtaining such a favorable determination letter and shall obtain such a favorable determination letter, or opinion of counsel is provided stating that the plan, as amended, meets the requirements of the Code and that the trust associated with the plan is tax-exempt under Section 501(a) of the Code.

               (3) The Company Group has no liability under any multi-employer plan (within the meaning of Section 4001 of ERISA) with respect to its employees.

               (4) To Seller's Knowledge, each Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies in all material respects with, and has been maintained and operated in all material respects in accordance with, each of the health care continuation requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988, and Part 6 of Title I, Subtitle B of ERISA.

               (5) Except as disclosed in Schedule  4.15(e),  the Company  Group
                                          -----------------
          has no liability for post-retirement welfare benefits, including retiree medical benefits.

               (6) To Seller's Knowledge (i) each Benefit Plan, the administrator and fiduciaries of each Benefit Plan, and all members of the Company Group have complied with the applicable requirements of ERISA (including, but not limited to, the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any other applicable requirements of law governing each Benefit Plan, except for such noncompliance as is not likely to have a Material
          Adverse Effect; and (ii) each Benefit Plan has at all times been properly administered in accordance with all such requirements of law, except for such impropriety as is not likely to have a Material Adverse Effect.

               (7) No member of the Company Group is delinquent as to contributions or payments to or in respect of any Benefit Plan as to which any member of the Company Group is obligated to make contributions or payments, and no member of the Company Group has failed to pay any assessments made with respect to any such Benefit Plan. All contributions and payments with respect to Benefit Plans that are required to be made by any member of the Company Group with respect to periods ending on or before the Closing Date (including periods from the first day of the then-current plan or policy year to and including the Closing Date) have been made or will be accrued before the Closing Date by the Company Group in accordance with the appropriate actuarial valuation report or insurance contracts or arrangements.

               (8) With respect to each Benefit Plan, to Seller's Knowledge, there has not occurred, nor is any person contractually bound to enter into, any non-exempt "prohibited transaction" within the meaning of
          Section 4975 of the Code or Section 406 of ERISA.

               (9) No member of the Company Group has any liability under any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, maintained by any member of the Company Group and covering current or former employees of any member of the Company Group, that has been terminated and no employee pension benefit plan maintained by any member of the Company Group has been the subject of a "reportable event" (within the meaning of Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, other than events reportable on Form 5310 of the IRS.

               (10) No proceeding by the Pension Benefit Guaranty Corporation to terminate any Benefit Plan in accordance with Subtitle 1 of Title IV of ERISA has been instituted or, to Seller's Knowledge, threatened.

               (11) As to each Benefit Plan subject to Title IV of ERISA, the value of the assets equals or exceeds the minimum required funding obligations as determined by the Plan's independent actuaries as of the date of this Agreement.

               (l) The execution and performance of this Agreement will not result in payments or transfers of property which constitute "excess parachute payments" within the meaning of Code Section 280G.

          IV.16   Employee Relations.
                  ------------------

               (1)  Except as set forth in  Schedule  4.16(a),  with  respect to
                                            -----------------
          Scheduled Employees, to Seller's Knowledge: (i) each member of the Company Group is in compliance with all applicable requirements of law with respect to employment, employment practices, employment verifications, terms and conditions of employment and wages, overtime pay, and hours, except for such noncompliance as is not likely to have a Material Adverse Effect; (ii) no member of the Company Group has engaged in any unfair labor practice or illegally discriminated with regard to any aspect of employment on the basis of any legally prohibited category or classification; and (iii) with respect to employees and former employees who rendered services to, or participated in conduct or activities in connection with the Company Group, no member of the Company Group is liable for any arrears of wages, salaries or other payments.

               (b)  Except as set forth in  Schedule  4.16(b),  with  respect to
                                            -----------------
          Scheduled Employees, there are no: (i) unfair labor practice charges or complaints pending or, to Seller's Knowledge, threatened against the Company Group before the National Labor Relations Board; (ii) discrimination charges pending or, to Seller's Knowledge, threatened against the Company Group before any federal, state or local agency or authority; (iii) complaints, charges or citations pending or, to Seller's Knowledge, threatened against the Company Group under OSHA or any state or local occupational safety act or regulation; or (iv) to Seller's Knowledge material controversies pending or threatened between its employees or any labor union or organization representing or claiming to represent such employees' interests.

          IV.17    CSW Claims.   To   Seller's  Knowledge,  all  matters   which
                   ----------
would constitute "Losses" indemnifiable for breach of Section 4.12 of the CSW Indemnity (for the purposes of determining Losses, the threshold in Section 8.02(a)(x) shall be changed from $500,000 to $200,000 and the threshold in
Section 8.02(a)(y) shall be ignored) are attached on Schedule 4.17.

          IV.18    FERC Reports.   The Company  has filed  all material  reports
                   ------------
required by the Federal Energy Regulatory Commission with respect to 18 CFR 284.227(d).


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

          Purchaser represents and warrants to Seller that the following statements are true and correct in all material respects as of the date of this
Agreement:

          V.1    Organization   and   Good   Standing.    The   Purchaser  is  a
                 ------------------------------------
corporation duly incorporated, validly existing and in good standing under the Laws of the State of Oklahoma with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          V.2    Authorization    of   Agreement.    The   Purchaser   has   all
                 -------------------------------
requisite corporate power and authority to enter into this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization and execution by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

          V.3    No Violations.   The  execution,  delivery  and  performance by
                 -------------
Purchaser of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser, (ii) subject to obtaining the Required Consents, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser under, any note, bond, mortgage, indenture, Permit, license, lease, agreement, contract, arrangement or commitment to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound or affected, or
(iii) subject to obtaining the Required Consents, violate or result in a breach of or constitute a default under any Law or Judgment applicable to Purchaser or by which Purchaser or any of its assets are bound or affected, except, in the cases of clauses (ii) and (iii), for any conflict, breach, default, termination, cancellation, acceleration, loss or violation which, individually or in the aggregate, would not materially impair Purchaser's ability to effect the Closing.

          V.4    Consents  and  Approvals.   Except for  the  Required  Consents
                 ------------------------
and the requirements of the HSR Act, no Consent is required to be obtained by Purchaser or any Affiliate from, and no notice or filing is required to be given by Purchaser or any Affiliate to or made by Purchaser or any Affiliate with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, materially impair Purchaser's ability to effect the Closing.

          V.5    Litigation;   Impairment.   There  are   no   actions,   suits,
                 ------------------------
claims or proceedings pending (whether at law or in equity) or, to the best knowledge of Purchaser, threatened against or involving Purchaser in any court or before or by any Governmental Authority which (i) questions the validity of this Agreement or seeks to restrain, prohibit, invalidate, set aside, prevent or make unlawful this Agreement or any of the transactions contemplated hereby, or (ii) if adversely determined would in any material respect prevent or impair the ability of Purchaser to purchase the Membership Interests or perform any of its obligations under this Agreement.

          V.6    No  Brokers.   Neither  Purchaser nor  any  of  its  Affiliates
                 -----------
has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, which would give rise to a valid claim against Seller, the Company or any of its Subsidiaries for a brokerage commission, finder's fee, or other like payment.

          V.7    Purchaser's  Knowledge  and  Expertise.    Purchaser is engaged
                 --------------------------------------
in the business of gathering, transporting and processing natural gas and related oil and gas businesses, is generally familiar with the federal, state and local statutes, laws, rules and regulations applicable to the Company and its Subsidiaries and any associated business Purchaser intends to conduct after the Closing, and Purchaser has the expertise necessary to independently evaluate Seller's title to, and the condition, operation, suitability, performance and prospects of, the Company and its Subsidiaries.

          V.8    Financing.    Purchaser  has, or has  arranged  for, the  funds
                 ---------
necessary to purchase the Membership Interests for cash from Seller and, subject to the satisfaction of Purchaser's conditions to Closing set forth in Article VII, will cause the timely availability of such funds for the purposes of consummating the purchase of the Membership Interests in accordance with the terms of this Agreement and otherwise fully performing its obligations pursuant to this Agreement and the transactions contemplated hereby. The availability and sufficiency of funds for the purchase of the Membership Interests and the performance of Purchaser's obligations under this Agreement are not conditions precedent to the obligations of Purchaser under this Agreement.

          V.9    No  Reliance.    Purchaser  has not  relied  upon  any oral  or
                 ------------
written statements, representations or warranties which may have been made by or on behalf of Seller or upon any written reports, financial or production data, business plans, projections, forecasts, reserve reports or evaluations, or any environmental reports, audits, studies or assessments, or any other written materials, copies of which may have been furnished to Purchaser or as to which Purchaser may have been provided access in connection with the transactions contemplated by this Agreement.

          V.10    Knowledge.   Purchaser  has no  knowledge  of any  breach  of,
                  ---------
or inaccuracy in, any of the representations and warranties of Seller set forth in this Agreement.

          V.11    Investment Intent.   Purchaser hereby  acknowledges  that  the
                  -----------------
Membership Interests being purchased by Purchaser under this Agreement are not registered under the

Securities Act or registered or qualified for sale under any state securities law and cannot be resold without registration thereunder or exemption therefrom. Purchaser is acquiring such Membership Interests for its own account as principal, for investment and not with a view toward the sale or distribution thereof. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in such Membership Interests and has the ability to bear the economic risk of such investment.


                                    ARTICLE VI
                                    COVENANTS
                                    ---------

          VI.1    Conduct of  the  Business  Pending the  Closing.   During  the
                  -----------------------------------------------
period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, Seller shall cause the Company and its Subsidiaries to conduct the business and operations of the Company and its Subsidiaries in the ordinary and usual course in a manner consistent with past practice, except (i) as may be necessary to comply with applicable Law or the terms of this Agreement or (ii) as may be required by emergency or force majeure conditions. It is understood and agreed that Seller may cause the Company to pay cash dividends to Seller up to and including the date of the Closing Balance Sheet, and cause the repayment of debt, equal to all of the cash or cash equivalents in or generated by the Company. During the period from the date of this Agreement to the Closing, except as otherwise provided for in this Agreement or as Purchaser shall otherwise consent, Seller covenants and agrees that, with respect to the Company and its Subsidiaries, it shall:

               (10 not approve any new individual capital expenditure (other than expenditures under AFE's previously approved by the Company and listed on Schedule 6.01(a)) that is in excess of $100,000, without
                    -----------------
          prior written consent of Purchaser or aggregate capital expenditures that are in excess of $1 million, (Seller will provide Purchaser written documentation and economic support in anticipation of capital expenditures, and Purchaser shall have one (1) Business Day from receipt to respond in writing. If no response is received by Seller, then such capital expenditure will be deemed approved);

               (20 not permit the Company or its Subsidiaries to dispose of any capital assets of the Company or its Subsidiaries if the greater of the book value or the fair market value, individually or in the aggregate, of such assets exceeds $200,000; or incur, create or assume any Lien on any individual capital asset of the Company or its Subsidiaries, other than Permitted Liens;

               (30 except for well connections in the ordinary course of business and consistent with past practice, not permit the Company or its Subsidiaries to enter into any contract or other commitment (including any hedging arrangement or other derivative transaction) in excess of $250,000 per transaction or that has a term of, or requires the performance of any obligations by the Company or its Subsidiaries over a period in excess of, one year, or incur any indebtedness for money borrowed or sell any stock in the Company or any of its Subsidiaries (except to an Affiliate of Seller which shall be obligated to sell the Company pursuant to the terms hereof). (Seller will provide Purchaser with a description of any transaction requiring approval under this Section 6.01(c) and Purchaser shall have one (1) Business Day from receipt to respond in writing. If no response is received by Seller then such capital expenditure will be deemed approved);

               (40 except for annual merit increases or as required by law or the terms of any existing Contract, not permit any Affiliate any of whose employees provide services primarily to or for the Company and its Subsidiaries to increase materially the salary, wage, rate of compensation, commission, bonus or other direct or indirect remuneration payable to, or other compensation of, any such employee or enter into any contract or other binding commitment in respect of any such increase except in the ordinary course of business or as is consistent with past practice and except for retention, incentive or similar payments relating to the consummation of the transactions contemplated by this Agreement, not amend, adopt or terminate any Benefit Plans covering such employees that would materially increase the liability of the Company hereunder or enter into any negotiation in respect of or enter into any collective bargaining agreement covering such employees;

               (50 not permit the Company or its Subsidiaries to amend in any respect any Major Contract, or terminate any of the Major Contracts (except with respect to purchase orders or termination of material Contracts caused by the termination or default of any other party thereto) or default in the performance of any material covenant or obligation thereunder which default is not cured within any applicable grace period;

               (60 not permit the Company or any of its Subsidiaries to make any change in its articles of formation, operating agreements, bylaws, or equivalent governing instruments;

               (70 except for the ISDA Agreement and the Transok Swap Transaction, not permit the Company or any of its Subsidiaries to incur, assume or guarantee any debt or capitalized lease obligation or to enter into any transaction or contract with an Affiliate;

               (80 not permit the Company or any of its Subsidiaries to make any election or take any action inconsistent with the treatment of the Company and the Subsidiaries as disregarded entities for federal income tax purposes under Treasury Regulation 301.7701-3(b)(1); and

               (90 not agree or commit to do any of the foregoing.

          VI.2     Access to Information.
                   ---------------------

               (10 Seller will cause each of the  Company  and its  Subsidiaries
          (i) to permit representatives of the Purchaser to have access at all reasonable times, and in a manner so as not to unreasonably interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to each of the Company and its Subsidiaries, (ii) to permit representatives of the Purchaser to review all employee records and to interview all employees assigned to the Company and its Subsidiaries, including without limitation, the right to have such employees answer questions concerning their job qualifications, employment history, current and past job duties and work experience during those periods employed by the Company or any of its Subsidiaries, and (iii) to furnish to the Purchaser and its representatives such information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by the Purchaser (including for the purposes hereof information necessary to audit the Company's and its Subsidiaries' financial statements and balance sheets).

               (20 Notwithstanding the foregoing provisions of this Section, the Seller shall not be required to cause the Company or any of its Subsidiaries to grant access or furnish information to the Purchaser or any of the Purchaser's representatives to the extent that such information is subject to an attorney/client, attorney work product or accountant/client privilege or that such access or the furnishing of such information is prohibited by Law or by a valid and binding confidentiality agreement with a third party; PROVIDED, HOWEVER, that, in the latter instance, (i) if so requested by the Purchaser, the Seller will use all commercially reasonable efforts to obtain from such third party a waiver of such prohibition, and (ii) Seller shall provide a schedule showing a description of any information not disclosed and the reason such information was not disclosed. In the event Purchaser requests any scheduled information, Seller shall supply such information and Purchaser shall indemnify Seller for any Damages (as hereafter defined) which Seller suffers as a result of such disclosure.

               (30 To the extent reasonably necessary or desirable in connection with the Seller's ownership of the Company or any matter arising under this Agreement, after the consummation of the transactions contemplated hereby, Seller will, upon prior written notice to Purchaser, have reasonable access at all reasonable times and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all personnel, books, records, work papers, contracts and documents of or pertaining to each of the Company and its Subsidiaries prior to Closing. Purchaser shall preserve all such information, records and documents for a period of six (6) years following the Closing and if requested by Seller give Seller an opportunity to make copies thereof at the sole expense of Seller.

               (40 Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of or with respect to the Company or any of its Subsidiaries or to any claims, audits or other proceedings affecting the Company or any of its Subsidiaries until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

               (50 The confidentiality of all documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of the Confidentiality Agreement. The Confidentiality Agreement shall terminate at the Closing.

          VI.3    Consents.
                  --------

               (10 To the extent  required  by the HSR Act,  each of the parties will (i) file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, as promptly as practicable after the execution and delivery of this Agreement, all reports and other documents required to be filed by such party and any other person (as defined in the HSR Act) affiliated with such party under the HSR Act concerning the transaction contemplated hereby (requesting early termination of the waiting period under the HSR Act) and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions. Each party agrees to request early termination on its Premerger Notification Form of the applicable waiting period under the HSR Act.

               (20 Each of the parties will use all commercially reasonable efforts (and will cooperate with the other party) (i) to obtain all other consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Authorities) that are required to be made or effected by it to enable it to effect the transactions contemplated hereby and (ii) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement.

               (30 All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section
          6.03 shall be borne by the party incurring the same.

               (40 Seller shall obtain the waiver of the Required Consents set forth on Schedule 3.04 prior to Closing in writing in a form
                     --------------
          satisfactory to Purchaser.

          VI.4    Public   Announcements.    Except  as   may  be  required   by
                  ----------------------
applicable Law or any securities exchange on which the securities of the parties or their Affiliates are listed, neither Purchaser nor Seller shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed. Purchaser and Seller will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

          VI.5    Environmental   Matters.    Purchaser  has  reviewed  the  CSW
                  -----------------------
Indemnity and has made its own determination of the availability and adequacy of the CSW Indemnity to indemnify the Company and its Subsidiaries against certain environmental claims, as therein provided. Purchaser acknowledges that, prior to its execution of this Agreement, it has independently conducted such environment inspections and investigations or obtained such environmental reports, audits, studies, assessments and inspections as it has deemed necessary or advisable and that it is relying upon its own inspections and investigation in order to satisfy itself as to environmental matters pertaining to the Company and its Subsidiaries. Purchaser hereby assumes all risks that the Company and its Subsidiaries may have sites and own or lease properties containing waste materials or hazardous substances. Except as provided in Section 9.02, Purchaser forever and unconditionally waives and releases Seller from any and all Damages and costs of remediation relating to violations by the Company and its Subsidiaries of any Environmental Laws, including those which are unknown, unanticipated or unsuspected or which may hereafter arise as a result of the discovery of new or additional facts.

          VI.6    Employee Related Matters
                  ------------------------

               (10 Purchaser agrees to offer on or about the Closing Date at-will employment to at least 280 of the employees of Coral Services listed on Schedule 6.06 ("Continued Employees") of the Disclosure
                    --------------
          Memorandum. Purchaser further agrees to identify the names of such Continued Employees at least five (5) days prior to the Closing Date. Seller shall be responsible for the termination of employees of Coral Services listed on Schedule 6.06 not identified by Purchaser as a Continued Employee (not to exceed 105 individuals). Purchaser and Seller agree to require, as a condition of Purchaser's employment of Continued Employees and in consideration of Purchaser's and Seller's costs connected therewith, a waiver and release of all of the Continued Employee's claims against Purchaser, Seller, the Company, Coral Services, and all of their Affiliates based on all occurrences prior to the date of execution of the waiver and release. As additional consideration for Continued Employees to accept Purchaser's offer of employment and to execute the waiver and release, Purchaser shall offer each Continued Employee a sign-on bonus equal to one-half of his or her monthly rate of base pay on the day preceding the Closing Date. Purchaser and Seller have entered into a letter agreement simultaneously with the execution of this Agreement that allocates severance costs and other benefit expenses between the parties. The terms of the employment of Continued Employees by the Purchaser after the Closing shall be under substantially similar terms of such employees' employment by Coral Services on the date hereof, including the level of wages or salary, vacation, holiday, and sick leave. Purchaser agrees that, except as provided herein, for a period of two years following the Closing Date, neither it nor the Company nor any of its Subsidiaries shall directly solicit for hire any Oklahoma employee of Seller or Coral Services without the written consent of Seller or Coral Services, as applicable.

               (20  Purchaser  represents,  warrants,  and  covenants  that  the employees of Coral Services which will not be offered employment by Purchaser are less than fifty (50) at any one site and therefore will not require notice under the Worker Adjustment and Retraining Notification Act ("WARN").

               (30 Effective as of the Closing Date, Continued Employees shall cease to participate in all Benefit Plans of Seller or Seller's Affiliates.

               (40 Effective as of the Closing Date, the Purchaser shall take all action necessary or appropriate to extend coverage under a new or existing defined benefit pension plan (the "Purchaser's Pension Plan") qualified under section 401(a) of the Code to the Continued Employees who are participants in the defined benefit pension plan in effect for Coral Services employees (the "Seller's Pension Plan") at the Closing Date. The Continued Employees shall be credited with service under the Purchaser's Pension Plan, for eligibility and vesting purposes, but not for accrual of benefits purposes, with the service credited to them for eligibility and vesting purposes under the Seller's Pension Plan as of the Closing Date.

               (50 Effective as of the Closing, the Seller shall cause each Continued Employee who is a participant in the Coral Energy Services LLC Thrift Plan (the Coral Thrift Plan) on the Closing Date to become 100% vested in his or her account balances under the Coral Thrift Plan as of the Closing Date. Effective as of the Closing, the Purchaser shall take all action necessary and appropriate to extend coverage under a new or existing defined contribution plan (the "Purchaser's Savings Plan") qualified under section 401(a) of the Code to the Continued Employees who have account balances under the "Coral Thrift Plan" at the Closing Date. The Continued Employees will be credited with service under the Purchaser's Savings Plan, for eligibility and vesting purposes, with the service credited to them under the terms of the Coral Thrift Plan as of the Closing Date. As soon as practicable following the Closing Date, the Seller shall cause to be transferred from the trustee of the Coral Thrift Plan to the trustee of the Purchaser's Savings Plan, an amount, in cash or in kind (including participant loans which shall be transferred in kind), equal to the aggregate account balances of the Continued Employees under the Coral Thrift Plan determined as of the date of transfer in accordance with the valuation methods of the Coral Thrift Plan. From and after the date of such transfer, the Purchaser shall cause the Purchaser=s Savings Plan to assume the obligations of the Coral Thrift Plan with respect to the benefits accrued by the Continued Employees under the Coral Thrift Plan, and the Coral Thrift Plan shall cease to be responsible therefor. Purchaser and Seller shall use their best efforts to ensure that any loan balances outstanding under the Coral Thrift Plan with respect to any Continued Employee shall be transferred to the Purchaser's Savings Plan without acceleration or default.

               (60 Effective as of the Closing Date, Purchaser shall take all actions necessary or appropriate to extend coverage under new or existing welfare benefit plans (the "Purchaser Welfare Plans") to the Continued Employees, which plans shall include medical, dental, prescription drug, life insurance, long-term disability and retiree medical benefits. Claims for such benefits by Continued Employees with respect to purchases, services or treatment rendered on or subsequent to the Closing shall be covered by the Purchaser Welfare Plans in accordance with the terms of such Plans, and not by the Seller's plans. Claims for welfare benefits by employees of Coral Services listed on Schedule 6.06, with respect to purchases, services or treatment rendered prior to the Closing shall be covered by the Seller Welfare Plans in accordance with the terms of such Plans, and not by the Purchaser plans. Claims for long term disability benefits by Continued Employees arising out of occurrences subsequent to the Closing Date shall be covered by the Purchaser's Welfare Plans in accordance with the terms of such Plans, and not by the Seller's plans. Claims for long term disability benefits by Continued Employees arising out of occurrences prior to the Closing Date shall be covered by the Seller Welfare Plans in accordance with the terms of such Plans, and not by the Purchaser's plans. Neither the Purchaser nor any of its Affiliates shall be liable for payment of any disability benefit due to disabled employees of Coral Services (such employees listed on Schedule 6.06) who, prior to the Closing, are in the waiting or qualifying period for disability benefits. After the Closing, the Seller shall be responsible for disability benefits payable to such persons under the Seller's disability plan. The Purchaser shall cause the Continued Employees to be granted credit under the Purchaser Welfare Plans, for the year during which the Closing occurs, against the deductibles, co-payment limits and out-of-pocket limits of Purchaser's Welfare Plans for the covered expenses already incurred by such Continued Employees for such year under the welfare plans of Seller or its Affiliates in which such Continued Employees participate at the Closing Date. In addition, the Purchaser shall cause to be waived any eligibility waiting periods and pre-existing condition limitations or restrictions under the Purchaser's Welfare Plans to the extent necessary to provide immediate coverage of Continued Employees under such welfare plans as of the Closing Date (but only to the extent that coverage was provided under the applicable welfare plan of the Seller or its Affiliates). Group health benefits provided under Purchaser's Welfare Plans shall be sufficient to satisfy the obligations of the Seller and its Affiliates under Section 4980B of the Code with respect to the Continued Employees so that neither the Seller nor its Affiliates shall incur any tax under Section 4980B of the Code.

               (70 Seller shall be responsible for all claims for health care flexible spending account benefits submitted after the Closing Date for expenses incurred prior to the Closing Date by Continued Employees shall be paid by the Seller's or its Affiliates' health care flexible spending account plan. The Purchaser shall allow each continued Employee who participated in a health care flexible spending account of the Company Group or their Affiliates to establish a health care flexible spending account pursuant to Purchaser's flexible benefit account plan. If Continued Employees elect to participate in Purchaser's flexible benefit account plan, all claims incurred after Closing Date and submitted shall be paid out of Purchaser's flexible spending account plan. Group health benefits provided under Purchaser's health care flexible benefit account plan shall be sufficient to satisfy the obligations of the Seller and its Affiliates under Section 4980B of the Code with respect to the Continued Employees so that neither the Seller nor its Affiliates shall incur any tax under Section 4980B of the Code. Purchaser and Seller agree to adjust the Continued Employees flexible spending accounts as necessary to accomplish the intent of this paragraph.

               (80 For the period from the Closing until January 5, 2001, the Purchaser agrees to, establish and maintain a severance benefit plan (the "Purchaser's Severance Plan") applicable to the Continued Employees.

               (90 All service credited under Seller's vacation policy for Continued Employees, including unused balances, shall be recognized by Purchaser and the Company and its Subsidiaries. All Continued
          Employees who are eligible will be entitled to participate in the Purchaser's Employee Gain Share Plan or other applicable incentive program that the Purchaser may have or that may be established by the Company or its Subsidiaries after the Closing.

               (100 Claims for workers' compensation benefits arising out of occurrences prior to the Closing shall be the responsibility of Seller or Coral Services. Claims for workers' compensation benefits for Continued Employees arising out of occurrences subsequent to the Closing shall be the responsibility of Purchaser or the Company or its Subsidiaries.

               (110 Nothing herein shall be deemed or construed to (i) give rise to any rights, claims, benefits, or causes of action to any Continued Employee or (ii) prevent, restrict, or limit the Purchaser or the Company and its Subsidiaries following the Closing from modifying or terminating its pension or other benefit plans, programs or policies from time to time as it may deem appropriate, subject only to compliance with the express provisions of paragraphs (a) through (i) of this Section 6.06 for the benefit of Seller.

          VI.7    Supplemental   Disclosures.    Between   the  date   of   this
                  --------------------------
Agreement and the Closing, Seller will promptly notify Purchaser, in writing, if Seller obtains actual Knowledge of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller obtains actual Knowledge of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

          VI.8    Options  Concerning  El Paso   Agreements.    Purchaser  shall
                  -----------------------------------------
have the option, exercisable by written notice delivered to Seller no later than fifteen (15) days prior to the Closing Date, to require the termination of the El Paso Sale Agreement and the assignment to Transok Gas, LLC, of the El Paso Transportation Agreements, effective in each case as of the Closing Date. The failure of Purchaser to give such notice to Seller on or prior to fifteen (15) days prior to the Closing Date shall constitute an election by Purchaser not to exercise such option. If Purchaser exercises such option in a timely manner as provided in this Section 6.09, then, at the Closing, Seller will deliver to Purchaser (a) an agreement executed by Coral Energy Resources, L.P., and Transok Gas, LLC, terminating the El Paso Sale Agreement, and (b) an assignment of contract rights from Coral Energy Resources, L.P., to Transok Gas, LLC, pursuant to which Coral Energy Resources, L.P., assigns the El Paso Transportation Agreements to Transok Gas, LLC, and Transok Gas, LLC, assumes and agrees to perform all of the terms thereof, effective in each case as of the Closing Date.

          VI.9    Casualty Loss.   If, between the  date of this  Agreement  and
                  -------------
the Closing, all or any portion of the real or personal property of the Company or its Subsidiaries is damaged or destroyed by fire or other casualty loss ("Casualty Loss"), this Agreement shall remain in full force and effect notwithstanding such destruction or damage. In such case, the Purchaser shall be entitled to the proceeds of any insurance payments relating to such damaged property and Seller shall pay Purchaser an amount equal to any deductible or uninsured physical Casualty Loss (to the extent of the actual expenses to repair or replace the destroyed or damaged property) not covered under the terms of the applicable insurance policy or policies.

          VI.10     Customer   Relations.    Purchaser  and  Seller  shall  work
                    --------------------
together to assure a smooth transition and a minimum disruption in the business of the Company and its Subsidiaries and Seller shall, as necessary when requested by Purchaser, cooperate with Purchaser in customer contacts and meetings to facilitate the transaction.

          VI.11     Dormant Subsidiaries.    Prior to the Closing,  Seller shall
                    --------------------
cause the Company and its Subsidiaries to divest themselves of any interest in any Subsidiaries which own no assets and have no contracts.

          VI.12     Corporate   Books.    To the  extent  Seller or  any of  its
                    -----------------
Affiliates possesses any books and records of the Company or its Subsidiaries, Seller shall deliver such books and records to Purchaser promptly following the Closing.

          VI.13    Rate Proceedings.   The Company or its Subsidiaries currently
                   ----------------
have the following pending rate proceedings:

               (a) Oklahoma Traditional System FERC Section 311 Petition for Rate Approval;
               (b) Oklahoma Transmission System FERC Section 311 Petition for Rate Approval;
               (c)   Anadarko System FERC Section 311 1996 Petition; and
               (d) Palo Duro Texas Railroad Commission (TRC) "Application of Transok L.L.C. pursuant to Section 311 of the Natural Gas Policy Act for review of a transportation rate."

          Notwithstanding the foregoing, the Seller reserves the right for the Company and its Subsidiaries to agree with the appropriate Governmental Authorities or other parties, at any time prior to the Closing, to settle all or any part of the issues in such proceedings or litigation, including any issues regarding the appropriate maximum rate, fuel component, rate of return or other cost of service or rate design aspect, when such action is in the best interest of the Company or such Subsidiary and could not reasonably be expected to have a Material Adverse Effect on the Company.

          From the date of this Agreement until the Closing, Seller shall cause the Company and its Subsidiaries to use commercially reasonable efforts to pursue the obtaining of the maximum rates requested in such proceedings.

          VI.14    Change of  Name.   Within  90  days  following  the  Closing,
                   ---------------
Purchaser shall cause the Company to remove the name "Tejas" from the Company's name and neither the Company and its Subsidiaries nor Purchaser shall have any right thereafter to the name "Tejas"for purposes of identification or otherwise.

          VI.15    Termination of  Transok  Properties  Indemnities.   Effective
                   ------------------------------------------------
at the Closing, without the need of any further action or documentation, the eleventh paragraph shall be eliminated, canceled, and terminated from each of the following agreements: (a) the Assignment and Indemnity Agreement relating to Transok Properties, LLC, dated as of the 1st day of April, 1999, by and between Tejas Transok Holding, LLC, and Tejas Gas, LLC, and (b) the Assignment and Indemnity Agreement relating to Transok Properties, LLC, dated as of the 1st day of February, 1999, by and between Transok, LLC, and Tejas Transok Holding, LLC.

          VI.16    Intercompany Disputes.   Any  intercompany  disputes  between
                   ---------------------
Seller and its Affiliates (other than the Company and the Company's Subsidiaries), on the one hand, and the Company and the Company's Subsidiaries, on the other hand, shall be resolved and settled prior to Closing.


                                   ARTICLE VII
                              CONDITIONS TO CLOSING
                              ---------------------

          VII.1   General Conditions.
                  ------------------

          The obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, to the extent permitted by Law, waiver of the following condition at or prior to the Closing:

          No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order by any court of competent jurisdiction or governmental or regulatory authority or instrumentality shall be in effect that prohibits the consummation of the transactions contemplated by this Agreement, and the applicable waiting period under the HSR Act shall have terminated or expired.

          VII.2   Conditions  to  Obligations  of the  Seller.   The obligations
                  -------------------------------------------
of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

               (10 Except for nonperformance or noncompliance with agreements or covenants by Purchaser that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the expected benefits to the Seller of the transactions contemplated under this Agreement, Purchaser shall have performed and complied with all agreements and covenants required to be performed and complied with by Purchaser under this Agreement at or prior to the Closing;

               (20 The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct as of such date), except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the expected benefits to the Seller of the transactions contemplated under this Agreement;

               (30 The Purchaser Guarantor shall have executed the Guaranty in form and substance similar to that set forth in Exhibit E, pursuant to
                                                          ---------
          which such Purchaser Guarantor unconditionally guarantees fulfillment of the obligations of Transok, LLC under the ISDA Agreement and the Transok Swap Transaction;

               (40 Purchaser shall have entered into the Storage Gas Purchase Agreement; and

               (50 Seller shall have received from Purchaser the Purchase Price and Tejas Gas Marketing shall have received the Storage Gas Purchase Consideration.

          VII.3   Conditions to Obligations of Purchaser.
                  --------------------------------------

          The   obligation  of   Purchaser   to  consummate   the   transactions
contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

               (10 Except for nonperformance or noncompliance with agreements or covenants by Seller that, individually or in the aggregate, would not reasonably be expected to result in a Material Breach, Seller shall have performed and complied with all agreements and covenants required to be performed and complied with by Seller under this Agreement at or prior to the Closing;

               (20 There shall have been no Material Breach of the representations and warranties of Seller in Articles III and IV of this Agreement (in those instances in which a representation or warranty is limited to Seller's knowledge and in those instances in which a covenant, representation, or warranty is limited to matters which would have a Material Adverse Effect, such limitations shall NOT apply to such covenant, representation, or warranty for purposes of Purchaser's conditions to Closing under Sections 7.03(a) and (b)) at and as of the date of this Agreement and at and as of the Closing Date which remain uncured for more than thirty (30) days following notice from Purchaser to Seller of such Material Breach (it is understood the cure may, among other options, take the form of a reduction in the Purchase Price to offset the Damages resulting from such Material Breach or Seller may indemnify Purchaser against the Damages incurred by Purchaser as a result of such Material Breach);

               (30 Purchaser shall have received the documents referred to in Section 2.04;

               (40 Purchaser shall have received from Seller the Bill of Sale of Natural Gas conveying the Greasy Creek Gas Inventory as referred to in
          Section 2.06 and in writing the waiver of the Required Consents set forth in Schedule 3.04 in the form attached as Exhibit F; and
                   -------------                         ---------

               (50  Purchaser   shall  have  received  the  resignation  of  all
          officers, managers and directors of the Company and the Company's Subsidiaries other than the Continued Employees.


                                   ARTICLE VIII
                                   TERMINATION
                                   -----------

          VIII.1    Termination.    This Agreement  may be  terminated  and  the
                    -----------
transactions contemplated by this Agreement may be abandoned at any time prior to the Closing only as follows:

               (10 by the mutual written agreement of Purchaser and Seller; or

               (20 by either Purchaser or Seller if there shall be any Law or regulation that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any nonappealable final Judgment of any Court or Governmental Authority having competent jurisdiction.

          VIII.2    Effect of  Termination.   If this  Agreement  is  terminated
                    ----------------------
as permitted under Section 8.01, such termination shall be without liability to any party to this Agreement or to any Affiliate, or their respective shareholders, directors, officers, employees, agents, advisors or representatives, and following such termination no party shall have any liability under this Agreement or relating to the transactions contemplated by this Agreement to any other party; provided, however, that:
                                   --------

               (1) If the Closing does not occur on the Closing Date due to any breach of this Agreement by Purchaser, Seller, at its option, may (i) enforce specific performance, or (ii) terminate this Agreement in which case Seller shall be entitled to indemnification from Purchaser for all Damages (as defined below) arising as a result of such breach. If Seller terminates this Agreement as a result of any breach of this Agreement by Purchaser, Seller may retain the Deposit and accrued interest thereon and apply said sum and accrued interest thereon against any amounts awarded to Seller as indemnification for Purchaser's breach. If the award for such Damages is less than the Deposit, Seller will return the amount of the Deposit and accrued interest thereon which is in excess of the award to Purchaser within 15 days after any such award becomes final and binding and the time for filing all appeals has expired.

               (2) If the Closing does not occur on the Closing Date due to any breach of this Agreement by Seller, Purchaser, at its option, may either (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement in which case, Purchaser shall be entitled to the prompt return of the Deposit and accrued interest thereon and to indemnification from Seller for all Damages arising as a result of such breach by Seller.

               (3) Notwithstanding anything to the contrary contained herein, if the Closing does not occur on the Closing Date for any reason other than Purchaser's breach of this Agreement, then Seller shall return the Deposit and accrued interest at the Interest Rate.

The provisions of this paragraph and the Confidentiality Agreement shall survive any termination of this Agreement pursuant to this Article.

                                   ARTICLE IX
                            INDEMNIFICATION; SURVIVAL
                            -------------------------

          IX.1    Indemnification    by    Purchaser.     Purchaser       hereby
                  ----------------------------------
indemnifies and holds harmless Seller and its Affiliates from and against (a) any and all claims, liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses, including reasonable attorneys' fees (collectively, "Damages"), arising in connection with the Company and its Subsidiaries from events, conditions or occurrences after the Closing, (b) any and all Damages incurred by Seller and its Affiliates in connection with (i) a breach of any representation or warranty made by Purchaser in Article V, and (ii) any failure by Purchaser to perform any covenant or other agreement hereunder. Nothing herein shall be interpreted or construed to limit Purchaser's or the Company's rights under the CSW Indemnity.

          IX.2    Indemnification   by Seller.    Seller  shall  indemnify   and
                  ---------------------------
hold harmless Purchaser and its Affiliates from and against (a) Damages for a breach of the representations, warranties or covenants contained in the following Sections: 3.02; 3.07; 4.04; 4.07; 4.11; 4.13; 4.14; 4.15; 6.01,
arising in connection with the Company and its Subsidiaries that arise from events, conditions or occurrences prior to the Closing and provided further that claims for Damages arising from a breach of the representations, warranties and covenants set forth in Sections 4.13; 4.14 and 6.01 are raised within one year following the Closing and Damages arising from a breach of the representations and warranties set forth in Sections 3.02; 3.07; 4.04; 4.11 and 4.15 are raised within two years of Closing, (b) Damages for breach of the representations and warranties contained in Section 4.08, but only to the extent such Damages result from events occurring between June 6, 1996, and the Closing and provided further that any such claims for Damages arising from a breach of the representations and warranties set forth in Section 4.08 are raised within18 months following the Closing, (c) all Taxes, including any and all interest, penalties or other assessments related thereto, attributable to the operations of the Company and its Subsidiaries for any taxable period ending prior to the Closing Date (treating any taxable period that does not close prior to such time as a short taxable period ending at such time).

          IX.3    Indemnification   Procedure.    The party or parties  making a
                  ---------------------------
claim for indemnification under this Article IX shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties
                                     -----------------
against whom such claims are asserted under this Article IX shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party". All claims
                                                 ------------------
by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

               (1) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party
                                                                     -----------
          Claim") or (ii) any Indemnified  Party under this
          -----

          Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with
                            -------------
          reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or  Proceeding)  (a "Claim  Notice"),  provided that a delay in
                                      -------------
          notifying the  Indemnifying  Party shall not relieve the  Indemnifying
          Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Damages for which Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party proper notice.

               (2) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such
                                                             --------
          counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article IX.

               (3) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 Business Days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

               (4) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 9.03(d) which is designated as confidential by an Indemnified Party.

          IX.4   Survival.   Except  for  the  representations,  warranties  and
                 --------
covenants set forth in Sections 3.02, 3.07, 4.04, 4.07, 4.08 (but only as they pertain to events occurring between June 6, 1996, and the Closing), 4.11, 4.13, 4.14, 4.15, and 6.01, none of the representations and warranties of the Seller, and none of Seller's covenants which are to be performed prior to the Closing, shall survive the Closing. The representations and warranties of the Seller in
Section 4.07 shall survive the Closing and shall expire on the applicable Tax Statute of Limitations Date; and the representations, warranties and covenants of Seller in Sections 3.02, 3.07, 4.04, 4.11 and 4.15 shall survive the Closing for two years, the representations and warranties of Seller in Section 4.08 as they pertain to events occurring between June 6, 1996, and the Closing shall survive the Closing for 18 months, and those set forth in Sections 4.13, 4.14 and 6.01 shall survive the Closing for one year. All representations, warranties and covenants made by the Purchaser shall survive the Closing. No indemnification with respect to any representation, warranty, or covenant shall be owed by Seller on any claims made after the relevant expiration date thereof.

          IX.5    Indemnification    Limitation.    Seller's   obligation     to
                  -----------------------------
indemnify Purchaser as provided in Section 9.02 shall not become effective until the aggregate of all such claims shall have exceeded $10,000,000; provided further that any Purchase Price Adjustments to be made pursuant to Section 2.07 shall not be subject to this $10,000,000 threshold.

          IX.6     Excluded   Proceeding.   Seller  shall  indemnify  and   hold
                   ---------------------
harmless Purchaser and its Affiliates from and against Damages resulting from the Excluded Proceeding.

                                    ARTICLE X
                               GENERAL PROVISIONS
                               ------------------

          X.1   Expenses and Taxes; Tax Returns.
                -------------------------------

               (1) Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement. The parties to this Agreement agree that all applicable excise, sales, transfer, documentary, filing, recordation and other similar Taxes, levies, fees and charges, if any (including all real estate transfer taxes and conveyance and recording fees, if any, but excluding Seller's income taxes and any franchise taxes arising as a result of the transactions contemplated by this Agreement) that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated by this Agreement shall be borne by Purchaser. Each party to this Agreement agrees to file all necessary documentation (including all Tax Returns) with respect to such Taxes in a timely manner.

               (2) Seller shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the operations of the Company and its Subsidiaries for periods ending prior to the Closing Date and shall pay all Taxes with respect thereto. Purchaser shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the operations of the Company and its Subsidiaries for periods ending on or after the Closing Date and shall pay all Taxes with respect thereto. For any period that begins before and ends after the Closing Date, the Taxes required to be shown on such Tax Returns shall be apportioned between Purchaser and Seller based on an interim closing of the books except that real and personal property taxes, franchise taxes and other items of expense that accrue ratably over the period in question shall be apportioned to the portion of such period that ends at midnight of the day before the Closing Date and to the portion of the period that ends thereafter on a per diem basis; provided, however, that any state income or franchise taxes arising as a result of the transaction contemplated by this Agreement shall be borne entirely by Seller. Seller shall forward any tax returns or tax bills immediately upon receipt. Purchaser shall promptly notify Seller upon the receipt of any Tax statement or other notice of Tax due for any period for which Purchaser is required to file Tax Returns and pay Taxes under this Section 10.01(b). Purchaser shall be entitled to reimbursement from Seller, and Seller shall pay to Purchaser within ten (10) days after receipt of notice from Purchaser, the portions of any such Taxes which are apportioned to Seller or for which Seller has responsibility under
          Section 9.02 or this Section 10.01(b).

               (3) Seller shall be responsible for all Taxes owed by the Company and its Subsidiaries with respect to its operations prior to the Closing Date.

          X.2   Amendment.   This Agreement  may  not  be amended  except by  an
                ---------
instrument in writing signed by Purchaser and Seller. Notwithstanding the foregoing, Seller acknowledges and agrees that Purchaser may assign its rights to purchase the Membership Interests and its obligations under this Agreement to one or more wholly owned subsidiaries of Purchaser; provided that no such
                                                          --------
assignment shall relieve Purchaser of its obligations under this Agreement.

          X.3   Waiver.   Either  Purchaser or  Seller may (a)  extend the  time
                ------
for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (c) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party against whom enforcement is sought.

          X.4   Notices.   Any  notices or  other  communications  required   or
                -------
permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:


                If to Seller:

                     Tejas Gas, LLC
                     1301 McKinney Street, Suite 700
                     Houston, Texas 77010
                     Attn:  Rene Joyce
                     Phone: (713) 230-3000
                     Fax:   (713) 230-2900

                With a copy to:

                     Tejas Energy, LLC
                     1301 McKinney Street, Suite 700
                     Houston, TX 77010
                     Attn: General Counsel

                     Phone: (713) 230-3000
                     Fax:   (713) 230-2900

                If to Purchaser to:

                     Enogex Inc.
                     515 Central Park Drive, Suite 600
                     Oklahoma City, OK 73105
                     Attention:  General Counsel
                     Phone: (405) 525-7788
                     Fax:   (405) 558-4642

                With a copy to:

                     Enogex Inc.
                     515 Central Park Drive, Suite 600
                     Oklahoma City, OK 73105
                     Attention: Vice President Business Development
                     Phone: (405) 525-7788
                     Fax:   (405) 558-4618

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

          X.5   Headings  and  Schedules.   The  descriptive  headings  of   the
                ------------------------
Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The disclosure or inclusion of any matter or item on any schedule to the Disclosure Memorandum shall not be deemed an acknowledgment or admission that any such matter or item is required to be disclosed or is material for purposes of the representations and warranties set forth in this Agreement. Any disclosure made for purposes of, and included in, any to the Disclosure Memorandum shall be deemed made and disclosed to Purchaser for purposes of all representations and warranties made in this Agreement.

          X.6   Applicable  Law.   This  Agreement  shall  be  governed  by  and
                ---------------
construed in accordance with the laws of the State of Texas regardless of principles of conflicts of laws.

          X.7   No Third Party Rights.   Except  as  specifically  provided   in
                ---------------------
Article IX, this Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement.

          X.8   Counterparts.   This  Agreement  may be  executed in  any number
                ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

          X.9   Severability.   If  any  provision of this  Agreement  shall  be
                ------------
held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          X.10  Entire  Agreement.   This  Agreement  (including  the  documents
                -----------------
and instruments referred to in this Agreement) sets forth the entire understanding and agreement among the parties as to the matters covered in this Agreement and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement other than the Confidentiality Agreement.

          X.11   Arbitration; Waiver.
                 -------------------

               (1) Except as provided in Section 2.07, any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extensions), or the breach of termination hereof or any right to indemnity hereunder shall be settled by arbitration in accordance with the then current
          CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The arbitration shall be held in Harris County, Texas. There shall be one arbitrator. The arbitrator shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law. The arbitrator shall not be precluded from granting injunctive relief if it determines such relief is appropriate. The arbitrator shall set forth the reasons for the award in writing.

               (2) Without in any way limiting Section 10.11(a), each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

          X.12   Fair  Construction.   This  Agreement  shall  be  deemed  to be
                 ------------------
the joint work product of the Purchaser and Seller without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

          X.13   Forwarding   Notices.   If  Seller  or  any  of  the   Seller's
                 --------------------
Affiliates receives on or after the Closing any notice concerning any matter (including, without limitation, any tax matter) relating to the business of the Company or its Subsidiaries, Seller or Seller's Affiliates shall promptly provide such notice to the Company or its Subsidiaries. If either the Purchaser, the Company or any of its Subsidiaries receives on or after the Closing any notice concerning any matter relating to a pre-Closing event or any matter for which Seller may have any liability under the terms of this Agreement (including Taxes relating to the period prior to the Closing and Seller's representations, warranties and covenants which survive the Closing), Purchaser or such other recipient, as applicable, shall promptly provide such notice to Seller.

          Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                         TEJAS GAS, LLC


                                         By:    ________________________________
                                         Title: ________________________________

                                         ENOGEX INC.


                                         By:    ________________________________
                                         Title: ________________________________

                                    EXHIBIT A
                                    ---------
                               KNOWLEDGE OF SELLER
                               -------------------


Rene Joyce
Glenn Powell
Robert Firth
John Raber
Al Schmit
Robert Belknap
Steve Winston
Pam Ibbetson
John Kaiser
Mike Palmer
Bruce Roderick
James Street

                                    EXHIBIT B
                                    ---------
                             KNOWLEDGE OF PURCHASER
                             ----------------------


Dave Kurtz
Stan Wilson
Steve Pittenger
Kelly Smelser
Trish Horn
Roger Brown
Jean Leger
Keith Mitchell
John McMillin
Mary Ann McMichael
Danny Harris

                                    EXHIBIT C
                                    ---------

             BILL OF SALE AND ASSIGNMENT OF MEMBERSHIP INTERESTS OF
             ------------------------------------------------------
                                 TEJAS GAS, LLC
                                 --------------


          This Bill of Sale and Assignment of Membership Interests ("Bill of Sale"), dated _______________, 1999, is by and between Tejas Gas, LLC, a Delaware limited liability company ("Seller"), and Enogex Inc., an Oklahoma corporation ("Purchaser"). This Bill of Sale is being entered into pursuant to and in accordance with the terms and conditions of Section 2.04 of the Purchase Agreement, dated as of May 14, 1999; between Seller and Purchaser (the "Purchase Agreement"). Capitalized terms used but not otherwise defined in this Bill of Sale shall have the same meanings as set forth in the Purchase Agreement.

          In consideration of the payment by Purchaser to Seller in the amount of $___________ and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, intending to be legally bound, does hereby sell, transfer, convey, assign and deliver to Purchaser, as of the Closing Date, free and clear of all Liens, all of Seller=s right, title and interest in and to all of the Membership Interests owned by Seller.

          From time to time after the date of this Bill of Sale, Seller, without further consideration but at Purchaser's expense, will execute, deliver and record or cause to be executed, delivered and recorded such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Purchaser may reasonably request in order to more effectively transfer, convey, assign and deliver to Purchaser, and to place Purchaser in possession and control of the Membership Interests previously owned by Seller, or to enable Purchaser to exercise and enjoy all rights and benefits of Seller's Membership Interests in Tejas Transok Holding, LLC.

          This   Bill  of  Sale   shall   be   governed   by  and  construed  in
accordance with the laws of the State of Texas.


TEJAS GAS, LLC                             ENOGEX INC.


By:_______________________________         By:______________________________
         Name:                                        Name:
         Title:                                       Title:



                                    EXHIBIT D
                                    ---------
                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

Asset                   % of Purchase Price             Asset Class IRC 1060
-----                   -------------------             --------------------
Tangibles 15 year                8.0                            III

Tangibles 9 year                55.0                            III

Tangibles 4 year                34.7                            III

Tangibles 3 year                 0.3                            III

Cushion Gas                      2.0                            III

       Total                    100%

                                    EXHIBIT E
                                    ---------
                                    GUARANTY
                                    --------


This guaranty ("Guaranty") dated as of __________, 1999, is entered into by _________, a _______ corporation ("Guarantor"), in favor of Tejas Energy, LLC, a Delaware limited liability company ("Counterparty").

                                    RECITALS:
                                    --------
         A. Transok, LLC ("Guaranteed Party") and Counterparty have entered into an ISDA Master Agreement, dated as of April 1, 1999, and related Transok Swap Transaction (as defined in that certain Purchase Agreement, dated as of May 14, 1999, between Tejas Gas, LLC and Enogex Inc. (such ISDA Master Agreement, as the same may from time to time be modified, amended, supplemented, replaced,
renewed,   or  extended  shall  be  referred  to  herein   collectively  as  the
"Agreement").

         B. Guaranteed Party is a subsidiary or affiliate of Guarantor and Guarantor will directly or indirectly benefit from the Agreement between Counterparty and Guaranteed Party;


1.  GUARANTY.  Subject  to the terms and  conditions  hereof,  Guarantor  hereby
    --------
irrevocably and unconditionally guarantees the timely payment when due of the payment obligations of Guaranteed Party to Counterparty under the Transok Swap Transaction and the Agreement (the "Obligations"). To the extent that Guaranteed Party shall fail to pay any Obligation, Guarantor shall promptly pay to Counterparty the amount due. This Guaranty shall constitute a guarantee of payment and not of collection.

2.  LIMITATIONS.  Guarantor's  liability  for  Obligations  or other  costs  and
    -----------
expenses under this Guaranty is limited in the aggregate to US $50 million (the "Guaranty Cap"). Guarantor will not be obligated to monitor the amount of Guaranteed Party's Obligations to Counterparty, and Counterparty will bear the risk that the aggregate amount of the Obligations exceeds the Guaranty Cap. IN NO EVENT SHALL GUARANTOR BE SUBJECT HEREUNDER TO CONSEQUENTIAL, EXEMPLARY, EQUITABLE, LOSS OF PROFITS, PUNITIVE, OR ANY OTHER DAMAGES, EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN THE TRANSOK SWAP TRANSACTION OR THE AGREEMENT TO BE DUE FROM GUARANTEED PARTY. Guarantor reserves the right to assert defenses which Guaranteed Party may have to payment of any Obligation under the Agreement, other than defenses arising from the bankruptcy, insolvency, dissolution, or liquidation of Guaranteed Party and other defenses expressly waived herein.

3.  TERM. This Guaranty shall remain in full force and effect until December 31,
    ----
2000. Termination shall not affect, release or discharge Guarantor's liability with respect to any Obligations existing or arising under the Transok Swap Transaction and/or the Agreement prior to the date of termination.

4. NATURE OF GUARANTY. The Guarantor's obligations hereunder with respect to any
   ------------------
Obligation  shall not be  limited,  diminished,  or  otherwise  affected  by the existence, validity, enforceability, perfection, release, or extent of any collateral for such Obligations. Counterparty shall not be obligated to file any claim relating to the Obligations owing to it in the event that Guaranteed Party becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Counterparty to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to Counterparty in respect to any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that (a) it
   ------------------------------
is duly organized and validly existing under the laws of the jurisdiction in which it was organized and has the power and authority to execute, deliver, and perform this Guaranty; (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and (c) this Guaranty constitutes a valid and legally binding agreement of Guarantor, and is enforceable against Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by general principles of equity.

6.  SUBROGATION.  Guarantor  waives its right to be  subrogated to the rights of
    -----------
Counterparty with respect to any Obligations paid by Guarantor until all Obligations have been fully and indefeasibly paid to Counterparty, subject to no rescission or right of return, and Guarantor has fully and indefeasibly satisfied all of Guarantor's obligations under this Guaranty. Upon such payment, Guarantor shall be subrogated to the rights of the Counterparty against the Guaranteed Party. The Conterparty agrees to take such reasonable steps as Guarantor may request to implement such subrogation.

7.  WAIVERS. Guarantor  hereby waives (a) notice of acceptance of this Guaranty;
    -------
(b) presentment and demand concerning the liabilities of Guarantor; (c) any right to require that any action or proceeding be brought against Guaranteed Party or any other person, or to require that Counterparty seek enforcement of any performance against Guaranteed Party or any other person, prior to any action against Guarantor under the terms hereof; (d) notice of the amounts and terms of any swap, option or other financially settled transaction with Guaranteed Party or of any modifications, renewals, replacements, or extensions thereof; (e) notice of any extension of time for the payment of any sums due and payable to Counterparty ; (f) with respect to any notes or evidences of indebtedness received by Counterparty from Guaranteed Party, notice of presentment, demand for payment, protest, or notice of protest; and (g) notice of any dishonor or default by, or disputes with, Guaranteed Party. Except as to applicable statutes of limitation, no delay of Counterparty in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights, or a release of Guarantor from any obligations hereunder.

8. NOTICE. Any demand,  notice,  request,  instruction,  correspondence or other
   ------
document to be given hereunder (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile, to Guarantor or to Counterparty at their respective addresses set forth below. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to such party by giving Notice thereof as provided above.

9.  MISCELLANEOUS.  No term or  provision  of this  Guaranty  shall be  amended,
    -------------
modified, altered, waived, or supplemented except in a writing signed by the party against whom enforcement is sought. This Guaranty embodies the entire agreement of the parties, and supersedes all prior agreements and understandings of the parties, with respect to the subject matter hereof. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and be enforceable by Counterparty, its successors and assigns. THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                      [GUARANTOR]


                                      By:___________________________________
                                      Name:_________________________________
                                      Title:________________________________

ADDRESS FOR NOTICES:

COUNTERPARTY:                         GUARANTOR:
Tejas Energy, LLC                     ______________________________________
1301 McKinney, Suite 700              ______________________________________
Houston, Texas 77010                  ______________________________________
Attn: Chief Financial Officer         Attn:_________________________________
Fax No.: (713) 230-7580               Fax No.:______________________________

                                    EXHIBIT F
                                    ---------
                           WAIVER OF REQUIRED CONSENTS
                           ---------------------------






Enogex Inc.
600 Central Park Two
515 Central Park Drive
Oklahoma City, OK   73105

         Re: Purchase Agreement Dated as of May 14, 1999 (the "Agreement"), by and between Tejas Gas, LLC ("Seller") and Enogex Inc. ("Purchaser")

Gentlemen:

          Shell Oil Company hereby consents to Purchaser's acquisition of Tejas Transok Holding, LLC, and certain of its subsidiaries ("Transok"), from Seller and hereby waives any and all rights that Shell Oil Company has to purchase Transok.

                                      Sincerely yours,

                                      SHELL OIL COMPANY


                                      By:___________________________________